UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Nektar Therapeutics

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NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, California 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2020

AT 2:00 P.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Nektar Therapeutics, a Delaware corporation which will be held by live webcast only. The 2020 Annual Meeting will be held on Wednesday, June 17, 2020, at 2:00 p.m. solely by webcast for the following purposes:

1.	To elect three directors with terms to expire at the 2023 Annual Meeting of Stockholders.

2.

To approve an amendment of our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000 shares.

3.

To approve an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

5.	To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

6.	To conduct any other business properly brought before the 2020 Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2020 Annual Meeting is April 20, 2020. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2020 Annual Meeting or any adjournment thereof.

Due to the public health and travel concerns our stockholders may have related to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose, we have elected to hold the Annual Meeting of Stockholders solely by means of remote communication. The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time.

To participate in the live webcast, please visit www.virtualshareholdermeeting.com/NKTR2020. You will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time.

Your vote is very important. Whether or not you participate in the 2020 Annual Meeting which will be held by live webcast on the day of the meeting, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.

On behalf of the Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ Mark A. Wilson

Mark A. Wilson

Senior Vice President, General Counsel and Secretary

San Francisco, California

April 29, 2020

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN VIA LIVE WEBCAST ON THE DAY OF THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ON THE INTERNET, BY PHONE OR BY MAIL AS INSTRUCTED IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE DURING THE LIVE WEBCAST IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, California 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2020

AT 2:00 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Due to the public health and travel concerns our stockholders may have related to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose, we have elected to hold the Annual Meeting of Stockholders solely by means of remote communication.

WHY AM I RECEIVING THESE MATERIALS?

We sent you a Notice of Availability of Proxy Materials (the “Notice”) because the board of directors of Nektar Therapeutics, a Delaware corporation (“Nektar,” the “Company,” “we” or “us”), is soliciting your proxy to vote at our 2020 annual meeting of stockholders (the “Annual Meeting”) to be solely by live webcast on June 17, 2020 at 2:00 p.m. There will be no in-person meeting. We invite you to attend the Annual Meeting by live webcast to vote on the proposals described in this proxy statement. However, you do not need to attend the live webcast meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. Please visit our website at www.nektar.com for updated information related to the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time. To participate in the live webcast, please visit www.virtualshareholdermeeting.com/NKTR2020. You will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time.

The Notice was first sent or made available on or about April 29, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on April 20, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 177,914,327 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 20, 2020, your shares were registered directly in your name with our transfer agent, Computershare Inc., then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote remotely at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting remotely, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 20, 2020, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the Annual Meeting by live webcast. However, since you are not the stockholder of record, you may not vote your shares remotely at the Annual Meeting by live webcast unless you request and obtain a valid proxy from your broker, bank or other agent.

WHAT AM I VOTING ON?

There are five matters scheduled for a vote:

•	Proposal 1: To elect three directors with terms to expire at the 2023 Annual Meeting of Stockholders.

•

Proposal 2: To approve an amendment of our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000 shares.

•

Proposal 3: To approve an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

•	Proposal 4: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

•	Proposal 5: To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

HOW ARE PROXY MATERIALS DISTRIBUTED?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the Notice to our stockholders of record and beneficial owners as of April 20, 2020. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, on the Internet at www.nektar.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

HOW DO I VOTE?

You may either vote “For” or “Against” or abstain from voting with respect to each nominee to the board of directors. For Proposals 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 20, 2020, you may vote remotely at the Annual Meeting by live webcast, vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote remotely if you have already voted by proxy.

1.

To vote during the meeting, attend the Annual Meeting which will be held by live webcast. To attend the live meeting go to www.virtualshareholdermeeting.com/NKTR2020 on the day and time of the meeting. You will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time.

2.

To vote on the Internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2020 to be counted.

3.

To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2020 to be counted.

4.

To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote by live webcast at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 20, 2020.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to take any action during the meeting (other than to adjourn the meeting). The presence, by live webcast, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 20, 2020, there were 177,914,327 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote during the live webcast at the Annual Meeting. Even if your valid proxy card indicates that you abstain from voting or if a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” your shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of the three nominees for director.

2.

Proposal 2: “For” the approval of an amendment to the Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000 shares.

3.

Proposal 3: “For” the approval of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

4.	Proposal 4: “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

5.	Proposal 5: “For” the approval of a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”) and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1, 2, 3 and 5 are matters considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposals 1, 2, 3, and 5 and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists but will not affect the outcome of these proposals. Proposal 4 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 4 and therefore no broker non-votes are expected to exist in connection with Proposal 4.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the Annual Meeting, with respect to Proposal 1, “For” votes, “Against” votes, abstentions and broker non-votes for each nominee, with respect to Proposal 2, 3 and 5, “For” votes, “Against” votes, abstentions and broker non-votes, and with respect to Proposal 4, “For” votes, “Against” votes and abstentions.

WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

For Proposal 1 electing three members of the board of directors, each director must receive a “For” vote from a majority of the votes cast during the live webcast or by proxy at the Annual Meeting on the election of the director. A majority of the votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of the votes cast with respect to that director’s election.

•

For Proposal 2 approving an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan, the proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

•

For Proposal 3 approving an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock available for issuance under the plan. The proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

•

For Proposal 4 ratifying the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, the proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

•

For Proposal 5 approving the resolution regarding executive compensation, the proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

For purposes of all proposals above, votes cast shall include any shares voted “Against” and shall exclude abstentions and, to the extent applicable, broker non-votes.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies during the live webcast, by telephone or by other means of communication. We have retained Georgeson LLC to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Georgeson a fee of approximately $14,795 plus customary costs and expenses for these services. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of Nektar Therapeutics, at 455 Mission Bay Boulevard South, San Francisco, California 94158; or

3.	A later-dated vote on the Internet or by phone or a ballot cast during the live webcast at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting during the live webcast.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2021 proxy statement. Any such proposal must be submitted in writing by December 30, 2020, to our Secretary, care of Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158. If we change the date of our 2021 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, under our bylaws, if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, you must provide specific information to us no earlier than March 19, 2021 and no later than the close of business on April 18, 2021. If we change the date of our 2021 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be changed to not later than the sixtieth day prior to such annual meeting and no earlier than the close of business on the ninetieth day prior to such annual meeting. The public announcement of an adjournment or postponement of the 2021 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

A stockholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at any annual meeting.

In relation to stockholder proposals and nominations, in certain instances we may exercise discretionary voting authority under proxies held by the board of directors. For instance, if we do not receive a stockholder proposal by April 18, 2021, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal. If we change the date of our 2021 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline will change to a reasonable time before we begin to print and send our proxy materials. In addition, even if we are notified of a stockholder proposal within the time requirements discussed above, if the stockholder does not comply with certain requirements of the Exchange Act, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal if we include advice in our proxy statement on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to Nektar Therapeutics, Secretary, 455 Mission Bay Boulevard South, San Francisco, California 94158 or contact our Secretary at (415) 482-5300. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is presently comprised of eight (8) directors and is divided into three (3) classes. Class III currently consists of two directors, and each of Classes I and II currently consists of three directors. Each class has a three (3) year term. The three (3) current directors in Class I are Howard W. Robin, Karin Eastham, and Myriam J. Curet, M.D., whose term expires in 2020. Each of the current directors in Class I have been nominated for reelection at the Annual Meeting. Mr. Robin was previously elected by the stockholders. Ms. Eastham was appointed to our board of directors in September 2018 and Dr. Curet was appointed to our board of directors in December 2019.

Vacancies on the board, including vacancies created by an increase in the number of directors, are filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class serves until the earliest of the end of the remaining term of that class, the election and qualification of his or her successor or such director’s death, resignation or removal.

Directors are elected by a majority of the votes cast at the Annual Meeting on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case but excluding abstentions and broker non-votes with respect to that director’s election. Shares represented by executed proxies by stockholders of record will be voted for the election of the three nominees named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card. Neither abstentions nor broker non-votes will have an effect on the outcome of the vote.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of the nominees will serve until the earliest of the 2023 annual meeting of our stockholders, the election and qualification of his or her successor or his or her death, resignation or removal.

The following is a brief biography of each nominee.

Karin Eastham

Karin Eastham, age 70, was appointed to serve as a member of our board of directors in September 2018. Ms. Eastham currently serves on the boards of directors of several life sciences companies. Ms. Eastham has served on the board of directors of Geron Corporation since March 2009, Veracyte, Inc. since December 2012, and Personalis, Inc. since November 2019. Ms. Eastham served as a member of the board of directors of Ilumina Inc. from August 2004 to May 2019, MorphoSys AG from May 2012 to May 2017, Amylin Pharmaceuticals, Inc. from September 2005 until its acquisition in August 2012, Genoptix, Inc. from July 2008 until its acquisition in March 2011, Tercica, Inc. from December 2003 until its acquisition in October 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research (now Sanford Burnham Prebys Medical Discovery Institute), a non-profit corporation engaged in biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. Ms. Eastham previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Diagnostics, from 1976 to 1988. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant.

Myriam J. Curet, M.D.

Myriam J. Curet, M.D., age 63, was appointed to serve as a member of our board of directors in December 2019. Dr. Curet currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical, Inc. Prior to being promoted as Executive Vice President and Chief Medical Officer in November 2017, Dr. Curet served as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet also has a faculty position as Professor of Surgery at Stanford University School of Medicine. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. She was also on the faculty at the University of New Mexico for six years prior to joining Stanford University in 2000. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago and her Surgical Endoscopy fellowship at the University of New Mexico.

Howard W. Robin

Howard W. Robin, age 67, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin served as Chief Executive Officer, President and a director of Sirna Therapeutics, Inc., a biotechnology company, from July 2001 to November 2006 and from January 2001 to June 2001, served as their Chief Operating Officer, President and as a director. From 1991 to 2001, Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc. (“Berlex”), a pharmaceutical products company that is a subsidiary of Schering, AG, and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987, Mr. Robin was Director of Business Planning and Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. He received his B.S. in Accounting and Finance from Fairleigh Dickinson University and serves as a member of its Board of Trustees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (the “2017 Plan” and as amended, the “A&R 2017 Plan”) to increase the authorized shares under the A&R 2017 Plan by 10,000,000 shares. The 2017 Plan was approved by our board of directors on March 28, 2017, subject to stockholder approval which was received on June 14, 2017, and was previously amended on June 26, 2018. Our board of directors approved the A&R 2017 Plan on March 31, 2020, subject to stockholder approval at the Annual Meeting.

Prior to the adoption of the 2017 Plan, the Company maintained the Nektar Therapeutics 2012 Plan, as amended (the “2012 Plan”), the Nektar Therapeutics 2008 Equity Incentive Plan, as amended (the “2008 Plan”), the Nektar Therapeutics 2000 Equity Incentive Plan, as amended (the “2000 Plan”), and the Nektar therapeutics 2000 Non-Officer Equity Incentive Plan, as amended (the (“2000 Non-Officer Plan”). The 2000 Non-Officer Plan together with the 2012 Plan, the 2008 Plan and 2000 Plan, are referred to as the “Prior Plans.” Following stockholder approval of the 2017 Plan, no further awards were made under the Prior Plans. As of April 1, 2020, 10,465,708 shares were subject to outstanding stock options and restricted stock units granted under the 2017 Plan and 5,038,066 shares remained available for future grants. In addition, under the terms of the 2017 Plan, the reserve pool under the 2017 Plan may be increased by shares subject to awards granted under the Prior Plans that were outstanding as of December 31, 2017 in the event that such awards expire, or for any reason are cancelled or terminated, without being exercised. As of April 1, 2020 7,219,813 shares remained subject to outstanding stock options and restricted stock units granted under the Prior Plans. If stockholders approve the amendment to the 2017 Plan, as of April 1, 2020, the number of shares available for future awards under the A&R 2017 Plan will increase by 10,000,000 shares to 14,932,121 shares.

Additional Information on Outstanding Awards and Available Shares under the 2017 Plan and the Prior Plans

The following provides additional information on the total equity compensation awards outstanding and available shares.

Shares Outstanding and Available for Grant under the 2017 Plan and the Prior Plans	As of April 1, 2020
Total shares subject to outstanding stock options	13,251,260
Total shares subject to outstanding deferred restricted stock, restricted stock units, and performance restricted stock units	4,434.261
Weighted-average exercise price of outstanding stock options under all stock incentive plans	$25.35
Weighted-average remaining term of outstanding stock options (years)	4.05
Total shares available for grant under all stock incentive plans but not yet granted (1)	5,038,066
(1) Excludes shares available for purchase under the ESPP (573,266)

Based solely on the closing price of our common stock as reported by the NASDAQ Global Select Market on April 1, 2020 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the A&R 2017 Plan is $262,506,687.

Given the limited number of shares that currently remain available under the 2017 Plan, our board of directors and management believe it is important that this amendment be approved in order to maintain the Company’s ability to grant stock-based awards to retain employees and continue to provide them with strong incentives to contribute to the Company’s future success. The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2017 Plan are an important attraction, retention and motivation tool for participants in the plan.

All members of the board of directors and all of the Company’s executive officers will be eligible for awards under the A&R 2017 Plan and thus have a personal interest in the approval of the amendment to the 2017 Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to the 2017 Plan. Approval of the amendment to the 2017 Plan requires the affirmative vote of a majority of the votes cast, in person during the live webcast or by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, to the extent applicable, are not included in the tabulation of the voting results and therefore will not have an effect on the outcome of the vote. If stockholders do not approve this amendment, the 2017 Plan will continue in accordance with its current terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 2017 Plan, as proposed to be amended, are outlined below:

The principal terms of the A&R 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the A&R 2017 Plan, which appears as Exhibit A to this proxy statement.

Summary of the A&R 2017 Plan

Purpose. The purpose of the A&R 2017 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our board of directors or one or more committees appointed by our board of directors will administer the A&R 2017 Plan. Our board of directors has delegated general administrative authority for the A&R 2017 Plan to the organization and compensation committee of our board of directors. The organization and compensation committee may delegate some or all of its authority with respect to the A&R 2017 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the A&R 2017 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the A&R 2017 Plan, to make certain adjustments to an outstanding award and to authorize the termination, conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the

Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other events referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the A&R 2017 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries. As of April 1, 2020, approximately 652 employees (including executive officers) and seven non-employee directors would be eligible to participate in the 2017 Plan.

Authorized Shares; Limits on Awards. Subject to the adjustment provisions included in the 2017 Plan, the maximum number of shares of the Company’s common stock initially available for issuance pursuant to awards under the 2017 Plan equaled 8,300,000 shares of the Company’s common stock (reduced by the number of shares of common stock subject to awards granted under the 2012 Plan on or after March 31, 2017 and prior to the adoption of the 2017 Plan), which was increased to 19,200,000 by stockholder approval in June 2018. The proposed amendment to the 2017 Plan would increase the available shares to 29,200,000 Shares issued in respect of any “full-value award” granted under the A&R 2017 Plan will be counted against the share limit described in the preceding sentence as 1.50 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 restricted stock units under the A&R 2017 Plan, 150 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the A&R 2017 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 29,200,000.

•	The maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 3,000,000 shares.

•

“Performance-based awards” under Section 5.2 of the A&R 2017 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 3,000,000 shares.

•

The aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of common stock that may be paid or granted during any calendar year to any non-employee director shall not exceed $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the A&R 2017 Plan or the Prior Plans will again be available for subsequent awards under the A&R 2017 Plan (with any such shares subject to full-value awards increasing the A&R 2017 Plan’s share limit based on the full-value award ratio described above or, in the case of an award granted under a Prior Plan, the full-value award ratio set forth in such Prior Plan). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the A&R 2017 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the A&R 2017 Plan. To the extent that an award granted under the A&R 2017 Plan or a Prior Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the A&R 2017 Plan (with any such shares subject to full-value awards increasing the A&R 2017 Plan’s share limit based on the full-value award ratio described above or, in the case of an award granted under a Prior Plan, the full-value award ratio set forth in such Prior Plan). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the A&R 2017 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after adjustment for the full-value award share counting ratio described above) shall be counted against the share limits of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the A&R 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the A&R 2017 Plan. The Company may not increase the applicable share limits of the A&R 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The A&R 2017 Plan authorizes stock options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions, awards of any similar securities with a value derived from the value of or related to the common stock and/or returns thereon, or cash awards. The A&R 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards granted under the A&R 2017 Plan will be subject to such terms and conditions as established by the Administrator and set forth in the underlying award agreement, including terms relating to the treatment of an award upon a termination of employment. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is eight years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the A&R 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the A&R 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is eight years from the date of grant.

Performance-Based Awards. The Administrator may grant performance-based awards under the A&R 2017 Plan.    Performance-based awards are in addition to any of the other types of awards that may be granted under the A&R 2017 Plan. Performance-based awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of performance-based awards may depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.    The criteria that the Administrator may use for this purpose may include, without limitation, any one or more of the following: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); working capital; stock price; total stockholder return; revenue; gross profit; operating income; net earnings (before or after interest, taxes, depreciation and/or amortization); gross margin; operating margin; net margin; return on equity or on assets or on net investment; cost containment or reduction; regulatory submissions or approvals; manufacturing production; completion of strategic partnerships; research milestones; any other measure selected by the Administrator or any combination thereof.    As applicable, these terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its subsidiaries. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude determinable components of any performance goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

The performance measurement period with respect to an award may range from three months to ten years. Performance-based awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of performance-based awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the A&R 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividends or dividend equivalent rights granted in connection with an award granted under the A&R 2017 Plan that is subject to vesting requirements, no dividends or dividend equivalent payments will be made unless the related vesting conditions of the award are satisfied.

Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of the A&R 2017 Plan. Notwithstanding anything in the A&R 2017 Plan to the contrary, the Administrator may approve an award agreement that, upon the termination of a participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an award agreement such that (i) any or all outstanding stock options and stock appreciation rights will become exercisable in part or in full, (ii) all or a portion of the restriction or vesting period applicable to any outstanding award will lapse, (iii) all or a portion of the performance measurement period applicable to any outstanding award will lapse and (iv) the performance goals applicable to any outstanding award (if any) will be deemed to be satisfied at the target, maximum or any other interim level.

Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the A&R 2017 Plan, upon the occurrence of a “change in control,” as defined in the A&R 2017 Plan, the Administrator may provide for the cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards granted under the A&R 2017 Plan. To the extent the administrator does not provide for the assumption, substitution or other continuation of the awards, then all awards then-outstanding under the A&R 2017 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, provided that the holder of a stock option or stock appreciation right would be given reasonable advance (but no more than ten days’) notice of the impending termination and a reasonable opportunity to exercise his or her vested stock option or stock appreciation right (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the A&R 2017 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control and provide that any such acceleration shall be automatic upon the occurrence of any such event, including a termination of employment within a limited period of time following a corporate transaction.

Transfer Restrictions. Subject to certain exceptions contained in the A&R 2017 Plan, awards under the A&R 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the A&R 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The A&R 2017 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the A&R 2017 Plan. The board of directors may amend or terminate the A&R 2017 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of the plan. Unless terminated earlier by the board of directors, the authority to grant new awards under the 2017 Plan will terminate on March 27, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Clawback Policy. The awards under the A&R 2017 Plan are subject to the terms of the Company’s clawback policy as it may be in effect from time to time.

Federal Income Tax Consequences of Awards under the A&R 2017 Plan

The U.S. federal income tax consequences of the A&R 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the A&R 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct, except to the extent limited by Section 162(m) of the Code, and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although if the participant is subject to the U.S. federal alternative minimum tax, the difference between the option exercise price and the fair market value of the shares at the time of exercise is includible for purposes of such alternative minimum tax. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

The current federal income tax consequences of other awards authorized under the A&R 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions constituting a substantial risk of forfeiture lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, restricted stock units, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, except to the extent limited by Section 162(m) of the Code.

If an award is accelerated under the A&R 2017 Plan in connection with a “change in control” (as defined in the A&R 2017 Plan), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under Section 280G of the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the amendment to the 2017 Plan. The Administrator has the discretion to grant awards under the A&R 2017 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s named executive officers or others under the A&R 2017 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the A&R Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name and Position	Stock Options			Restricted Stock Units

	Number of Shares (#)	Average Exercise Price ($)		Number of Units (#)	Dollar Value ($)(1)
Howard W. Robin President and Chief Executive Officer	379,900	21.79		188,200	4,100,859
Gil M. Labrucherie Senior Vice President, Chief Operating Officer and Chief Financial Officer	322,100	20.23		155,300	3,131,971
John Northcott Senior Vice President and Chief Commerical Officer	200,000	19.48		200,000	3,895,980
Jillian B Thomsen Senior Vice President and Chief Accounting Officer	65,000	21.79		29,800	649,339
Jonathan Zalevsky, Ph.D. Chief Research and Development Officer	313,200	20.18		155,300	3,131,971
All executive officers (5 persons)	1,280,200	20.64	(2)	728,600	14,910,121	(3)
All non-executive directors (7 persons other than Mr. Robin)	101,400	19.49	(2)	50,700	988,138	(3)
All employees (other than current executive officers) (approximately 647 persons)*	460,193	25.78	(2)	2,409,497	58,960,820	(3)
*	As of April 1, 2020
(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	Represents the weighted average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Equity Compensation Plan Information

The following table presents aggregate summary information as of December 31, 2019, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options & Vesting of RSUs (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a) (c)
Equity compensation plans approved by security holders	19,809	$25.24	9,145
Equity compensation plans not approved by security holders	8	$7.21	—

Total	19,817	$25.23	9,145

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2 FOR APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

In February 1994, our board of directors adopted, and our stockholders subsequently approved, our Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan was amended and restated in May 2002, and an amended and restated version of the Purchase Plan was approved by our stockholders in June 2002. In June 2014, an amended and restated version of the Purchase Plan was approved by our stockholders. On March 31, 2020, subject to stockholder approval, our board of directors amended the Purchase Plan to increase the number of shares of common stock available for issuance under the Purchase Plan by an additional 1,000,000 shares. Our board of directors adopted this amendment in order to ensure that a sufficient reserve of shares of common stock remains available for the grant of purchase rights under the Purchase Plan at levels determined appropriate by the board of directors.

Currently, 2,500,000 shares of common stock are authorized for issuance under the Purchase Plan. As of April 1, 2020, 573,266 shares of common stock remain available for future grant under the Purchase Plan. If stockholders approve the amendment and restatement to the Purchase Plan, the maximum number of shares authorized for issuance under the Purchase Plan will increase from 2,500,000 shares to 3,500,000 shares. If approved, the additional 1,000,000 shares would bring the total number of shares currently available for grant under the Purchase Plan to 1,573,266 shares.

The additional shares that are proposed to be reserved under the amended and restated Purchase Plan have an aggregate value of $175,800,000, based on the April 1, 2020 closing price of our common stock, as reported on the NASDAQ Global Select Market, of $17.58 per share. We believe that the proposed share reserve increase to the Purchase Plan is reasonable, appropriate, and in the best interest of our stockholders. Stockholders are requested in this Proposal 3 to approve the amendment and restatement to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present during the live webcast or represented by proxy at the Annual Meeting and cast on this proposal will be required to approve the amendment and restatement to the Purchase Plan. Abstentions and broker non-votes, to the extent applicable, are not included in the tabulation of the voting results and therefore will not have an effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Purchase Plan, as amended and restated (the “A&R Purchase Plan”), are outlined below:

Summary of the A&R Purchase Plan

The principal terms of the Purchase Plan, as proposed to be amended and restated, are summarized below. The following summary is qualified in its entirety by the full text of the A&R Purchase Plan, which appears as Exhibit B to this proxy statement.

Purpose. The purpose of the A&R Purchase Plan is (i) to provide a means by which our employees (and employees of any of our subsidiaries designated by the board of directors to participate in the A&R Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, (ii) to assist us in retaining the services of our employees and secure and retain the services of new employees, and (iii) to provide incentives for such persons to exert maximum efforts for our success. All of our employees are eligible to participate in the A&R Purchase Plan provided that they satisfy the eligibility requirements described below.

The rights to purchase common stock granted under the A&R Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration. The board of directors will administer the A&R Purchase Plan and has the final power to construe and interpret both the A&R Purchase Plan and the rights granted under it. The board of directors has the power, subject to the provisions of the A&R Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our subsidiaries will be eligible to participate in the A&R Purchase Plan.

The board of directors has the power, which it has not yet exercised, to delegate administration of the A&R Purchase Plan to a committee composed of not fewer than two members of the board of directors. As used herein with respect to the A&R Purchase Plan, the “board of directors” refers to any committee the board of directors appoints and to the board of directors.

Stock Subject to Purchase Plan. Currently, a maximum of 2,500,000 shares of common stock are authorized for issuance under the Purchase Plan. If stockholders approve the amendment and restatement to the Purchase Plan, the maximum number of shares authorized for issuance under the A&R Purchase Plan will increase from 2,500,000 shares to 3,500,000 shares (an increase of 1,000,000 shares). If rights granted under the A&R Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the A&R Purchase Plan.

Offerings. The A&R Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board of directors. The maximum length for an offering under the A&R Purchase Plan is twenty-seven months. Currently, under the Purchase Plan, each offering is twenty-four months long and is divided into four shorter “purchase periods” approximately six months long.

Eligibility. Unless otherwise determined by the board of directors in accordance with the terms of the A&R Purchase Plan, any person who is customarily employed at least twenty hours per week and five months per calendar year by us (or by any of our parent or subsidiary designated by the board of directors) on the first day of an offering is eligible to participate in that offering, provided that such employee has been continuously employed by us or the designated parent or subsidiary corporation for at least six months preceding the first day of the offering. Officers who are “highly compensated” as defined in the Code may be eligible to participate in the A&R Purchase Plan.

However, no employee is eligible to participate in the A&R Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans and the employee stock purchase plans of any of our parent or subsidiary corporations in any calendar year.

As of April 1, 2020, approximately 652 individuals employed by the Company and participating subsidiaries are eligible to participate in the Purchase Plan.

Participation. Eligible employees enroll in the A&R Purchase Plan by delivering to us, prior to the date selected by the board of directors for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the offering.

Purchase Price. The purchase price per share at which shares of common stock are sold in an offering under the A&R Purchase Plan is no less than the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the applicable purchase dates.

Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the board of directors provides in the offering. A participant may increase or decrease such payroll deductions after the beginning of the offering as the board of directors provides in the offering. Further, in the case of an employee who first becomes eligible to participate as of a date specified during the offering, such employee may make payroll deductions after the beginning of the offering. All payroll deductions made for a participant are credited to his or her account under the A&R Purchase Plan and deposited with our general funds. A participant may not currently make additional payments into such account.

Purchase of Stock. Upon execution of an agreement to participate in the A&R Purchase Plan by an employee, shares of common stock are automatically purchased on the employee’s behalf under the A&R Purchase Plan. In connection with offerings made under the A&R Purchase Plan, the board of directors specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the board of directors would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See “Withdrawal” below.

Withdrawal. While each participant in the A&R Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the A&R Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the A&R Purchase Plan.

Termination of Employment. Rights granted pursuant to any offering under the A&R Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer. Rights granted under the A&R Purchase Plan are not transferable, other than by will or the laws of descent and distribution or by a beneficiary designation by the employee in the event of the employee’s death, and may be exercised only by the person to whom such rights are granted.

Adjustment. In the event of any change in the shares of common stock subject to the A&R Purchase Plan or subject to any purchase right thereunder through a transaction not involving receipt of consideration by us, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or change in corporate structure, the A&R Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the A&R Purchase Plan and the outstanding purchase rights granted under the A&R Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

Effect of Certain Corporate Transactions. In the event of a “corporate transaction,” as defined in the A&R Purchase Plan, any surviving or acquiring corporation may continue or assume rights outstanding under the A&R Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not continue or assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment, and Termination. The board of directors may suspend or terminate the A&R Purchase Plan at any time. Unless terminated earlier, the A&R Purchase Plan will terminate at the time that all of the shares of common stock reserved for issuance under the A&R Purchase Plan, as increased and/or adjusted from time to time, have been issued under the terms of the A&R Purchase Plan.

The board of directors may amend the A&R Purchase Plan at any time. Any amendment of the A&R Purchase Plan must be approved by the stockholders if the amendment is necessary for the A&R Purchase Plan to satisfy Section 423 of the Code or other applicable laws and regulations.

Rights granted before amendment or termination of the A&R Purchase Plan will not be altered or impaired by any amendment or termination of the A&R Purchase Plan without consent of the employee to whom such rights were granted.

New Plan Benefits.

No purchase rights have been granted, and no shares have been issued, on the basis of the 1,000,000 share increase, which is the subject of this proposal. Because benefits under the A&R Purchase Plan will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the A&R Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the A&R Plan.

Federal Income Tax Information Following is a general summary of the current federal income tax principles applicable to the A&R Purchase Plan. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.

The A&R Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the A&R Purchase Plan are made on an after-tax basis. That is, a participant’s A&R Purchase Plan contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction. Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her A&R Purchase Plan option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the A&R Purchase Plan. The particular tax consequences of a sale of shares acquired under the A&R Purchase Plan depends on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the A&R Purchase Plan and ends on the later of (1) two years after the grant date of the offering period in which the participant acquired the shares, or (2) one year after the exercise date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the grant date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the grant date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the exercise date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the exercise date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the exercise date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the exercise date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards The closing price of a share of the Company’s common stock as of April 20, 2020 was $20.11 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3 TO APPROVE THE AMENDMENT AND RESTATEMENT TO OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT B HERETO.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our consolidated financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the votes cast during the live webcast or by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP for our fiscal year ending December 31, 2020. Abstentions are treated as shares represented during the live webcast or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the effect of a vote against the ratification of Ernst & Young LLP as our independent registered public accounting firm. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders.

We urge you to carefully review the Compensation Discussion and Analysis section of this proxy statement for details on our executive compensation, including our compensation philosophy and objectives and the 2019 compensation of the named executive officers (“NEOs”) described in the section titled “Compensation Program Objectives and Philosophy.”

We are presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the NEOs by voting for or against the following resolution (a “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement for the Company’s 2020 Annual Meeting is hereby APPROVED.”

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our board of directors and our Organization and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

The affirmative vote of a majority of the votes cast by holders of the shares of common stock present during the live webcast or represented by proxy at the Annual Meeting is required (on a non-binding advisory basis) for approval of this proposal. Abstentions are treated as shares represented during the live webcast or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 20, 2020, by: (i) each director and nominee for director; (ii) each of our NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

	Beneficial Ownership **
Beneficial Owner	Number of Shares	Percent of Total
Invesco Ltd.(1)	31,629,134	17.78%
PRIMECAP Management Company(2)	20,080,348	11.29%
FMR LLC(3)	18,698,403	10.51%
BlackRock, Inc. and certain subsidiaries(4)	18,417,535	10.35%
Wellington Management Group LLP(5)	16,198,179	9.10%
The Vanguard Group(6)	16,157,611	9.08%
Jeff Ajer(7)	82,041	*
Robert B. Chess(8)	444,639	*
Myriam J. Curet, M.D.(9)	3,900	*
Karin Eastham(10)	18,110	*
R. Scott Greer(11)	343,249	*
Lutz Lingnau(12)	178,366	*
Howard W. Robin(13)	2,152,486	1.21%
Roy A. Whitfield(14)	399,916	*
Gil M. Labrucherie(15)	837,104	*
John Northcott(16)	0	*
Jillian B. Thomsen(17)	471,768	*
Jonathan Zalevsky, Ph.D.(18)	403,708	*
All executive officers and directors as a group (12 persons)	5,335,287	2.99%

*	Denotes ownership percentage less than 1%.
**

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 177,914,327 shares outstanding on April 20, 2020, adjusted as required by rules promulgated by the SEC.

(1)

Based solely on the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 7, 2020 by Invesco Ltd. a registered investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). Invesco Ltd. has the sole voting power with respect to 31,629,134 shares of our common stock and sole dispositive power with respect 31,629,134 shares of our common stock. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309. Investco Advisers, Inc. is a subsidiary of Invesco Ltd. and it advises the Invesco Oppenheimer Global Opportunities Fund which owns 17.79% of the security reported herein.

(2)

Based solely on the Schedule 13G/A (Amendment No. 9) filed with the SEC on February 12, 2020 by PRIMECAP Management Company, a registered investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). PRIMECAP Management Company has the sole voting power with respect to 20,010,429 shares of our common stock and sole dispositive power with respect 20,080,348 shares of our common stock. The address of PRIMECAP Management Company is 177 East Colorado Blvd., 11th floor, Pasadena, CA 91105.

(3)

Based solely on the Schedule 13G/A (Amendment No. 5) filed with the SEC on March 10. 2020 by FMR LLC, a parent holding company in accordance with Rule 240.13d-1(b)(1)(ii)(G). FMR LLC has the sole voting power with respect to 4,181,758 shares of our common stock and the sole dispositive power with respect to 18,698,403 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Based solely on the Schedule 13G/A (Amendment No. 11) filed with the SEC on February 4, 2020 by BlackRock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). BlackRock, Inc. has the sole voting power with respect to 17,766,330 shares of our common stock and the sole dispositive power with respect to 18,417,535 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Based solely on the Schedule 13G/A (Amendment No.1) jointly filed with the SEC on February 12, 2019 by Wellington Management Group, LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington Management Group LLP has the shared voting power with respect to 15,900,223 shares of our common stock and the shared dispositive power with respect to 16,198,179 shares of our common stock. Wellington Group Holdings LLP has the shared voting power with respect to 15,900,223 shares of our common stock and the shared dispositive power with respect to 16,198,179 shares of our common stock. Wellington Investment Advisors Holdings LLP has the shared voting power with respect to 15,900,223 shares of our common stock and shared dispositive power with respect to 16,198,179 shares of our common stock. Wellington Management Company LLP has the shared voting power with respect to 15,692,729 shares of our common stock and shared dispositive power with respect to 15,809,703 shares of our common stock. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP is a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G) and Wellington Management Company LLP is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). The shares of our common stock as to which the Schedule 13G/A was filed by Wellington Management Group LLP, as parent holding company of certain holding companies, and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively the “Wellington Investment Advisers”) are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly or indirectly through Wellington Management Global Holdings Ltd, the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(6)

Based solely on the Schedule 13G/A (Amendment No. 7) filed with the SEC on February 11, 2019 by The Vanguard Group Inc., a registered investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). The Vanguard Group has the sole voting power with respect to 208,599 shares of our common stock, shared voting power with respect to 36,535 shares of our common stock, sole dispositive power with respect to 18,068,697 shares of our common stock and shared dispositive power with respect to 235,834 shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 155,899 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 132,635 shares as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Includes 70,666 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020.

(8)	Includes 174,166 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020.
(9)	Includes 3,900 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020.
(10)	Includes 18,110 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020.
(11)	Includes 198,166 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020.
(12)	Includes 158,166 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020.
(13)

Includes (i) 1,940,598 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020, (ii) and 23,629 shares from RSU awards that are scheduled to vest and be released within 60 days of April 20, 2020 and (iii) 410 shares owned by Mr. Robin’s wife.

(14)

Includes (i) 188,166 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020 and (ii) 20,000 shares held in trust for Mr. Whitfield’s children under which Mr. Whitfield is the sole trustee.

(15)

Includes (i) 834,395 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020, (ii) 16,324 shares from RSU awards that are scheduled to vest and be released within 60 days of April 20, 2020, (iii) 4,218 shares issued pursuant to our Amended and Restated Employee Stock Purchase Plan and (iv) 997 shares issued pursuant to our 401(k) Retirement Plan.

(16)

Mr. Northcott was hired in December of 2019 and does not yet have shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020 and (ii) does not yet have shares from RSU awards that are scheduled to vest and be released within 60 days of April 20, 2020.

(17)

Includes (i) 409,042 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020, (ii) 3,887 shares from RSU awards that are scheduled to vest and be released within 60 days of April 20, 2020, (iii) 988 shares pursuant to our 401(k) Retirement Plan and(iv) 4,809 shares issued pursuant to our Amended and Restated Employee Stock Purchase Plan.

(18)

Includes (i) 362,939 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020 and (ii) 12,992 shares from RSU awards that are scheduled to vest and be released within 60 days of April 20, 2020.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2019, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner except for one Form 4 for Mr. Lingnau that was filed one day late on October 2, 2019 in connection with the sale of 3,000 shares of common stock on September 27, 2019 pursuant to a 10b5-1 trading plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the dollar amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting where the Audit Committee reviews the transaction.

As required under SEC rules, related party transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our proxy statement. Historically, we have not entered into transactions with related parties. Michael Robin, the son of Howard W. Robin, our President and Chief Executive Officer, is employed by the Company in a non-executive officer capacity as a vice-president in our project management group. During 2019, Michael Robin’s total compensation was approximately $723,778 including base salary, bonus, spot awards, RSUs and benefits. Michael Robin’s 2019 compensation is comprised of 43% equity-based compensation. Michael Robin’s compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions, without the direct involvement of Howard W. Robin. During the 2019 fiscal year, there were no other relationships or transactions between us and any related party for which disclosure is required under the rules of the SEC.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The following is a brief biography of each current director, including each nominee for reelection at the Annual Meeting to a new term of office and each director whose current term of office continues through the Annual Meeting.

THE BOARD OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Jeff Ajer

Jeff Ajer, age 57, was appointed to the board of directors of in September 2017. Mr. Ajer currently serves as Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. (“BioMarin”), a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare disorders. From October 2012 to January 2014, Mr. Ajer served as Senior Vice President and Chief Commercial Officer of BioMarin. From April 2009 to October 2012, Mr. Ajer served as BioMarin’s Vice President, Commercial Operations, The Americas, where he had responsibility for commercial operations throughout the Americas and led product marketing, reimbursement, and sales operations for BioMarin. Prior to joining BioMarin, Mr. Ajer served in various roles at Genzyme Corporation (“Genzyme”) beginning in November 2003, most recently as Vice President, Global Transplant Operations from December 2004 to August 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer also served on the board of directors of True North Therapeutics. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine.

Robert B. Chess

Robert B. Chess, age 63, is the Chairman of our board of directors and has served as a director since May 1992. From March 2006 until January 2007, Mr. Chess served as our Acting President and Chief Executive Officer, and from April 1999 to January 2007, served as Executive Chairman. He also served as our Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to August 1998. Mr. Chess was previously the co-founder and President of Penederm, Inc., a publicly-traded dermatological pharmaceutical company that was sold to Mylan Laboratories. He has held management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a member of the first President Bush’s White House staff as a White House Fellow and Associate Director of the White House Office of Economic and Domestic Policy. From 1997 until his retirement in 2009, Mr. Chess served on the board of directors of the Biotechnology Industry Organization (“BIO”). Mr. Chess served as Chairman of BIO’s Emerging Companies Section and Co-Chairman of BIO’s Intellectual Property Committee. Mr. Chess was the initial Chairman of Bio Ventures for Global Health and continues to serve on its board. He also serves on the Board of Trustees of the California Institute of Technology where he chairs the Technology Transfer Committee. Mr. Chess is the co-founder and a member of the board of directors of Biota Technology, a private company developing applications of DNA-sequencing for the energy industry, and also serves on the board of directors and is a lead director of Twist Biosciences, a publicly-traded company in the synthetic DNA production field. He is currently a member of the faculty of the Stanford Graduate School of Business, where he teaches courses in the MBA program on starting technology-based businesses and the healthcare industry. Mr. Chess received his B.S. degree in Engineering with honors from the California Institute of Technology and an M.B.A. from Harvard University.

Roy A. Whitfield

Roy A. Whitfield, age 66, has served as our director since August 2000 and as Lead Independent Director since January 2019. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (“Incyte”), a drug discovery and development company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. He also served as a director of Incyte from 1991 to January 2014. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation (“Technicon”), a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. He currently serves as a director of Station X, Inc. a private company. Mr. Whitfield previously served as the Executive Chairman of the board of directors of Bioseek and as member of the board of directors of Illumina, Inc. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

R. Scott Greer

R. Scott Greer, age 61, has served as our director since February 2010. Mr. Greer currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm. In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer. He also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006. Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company. He currently serves as a member of the board of directors of Inogen, Inc., a medical device company that develops and markets oxygen therapy products. Mr. Greer served as a member of the board of directors of Sientra, Inc., a medical aesthetics company from 2014-2018, Versartis, Inc., an endocrine focused biopharmaceutical company from 2014-2018, Auspex Pharmaceuticals, a biopharmaceutical company developing drugs for patients with movement disorders and other rare diseases from 2014-2015, Sirna Therapeutics, Inc., a biotechnology company, from 2003, and as its Chairman of the board of directors from 2005, through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006. From 2001 to 2005, Mr. Greer served as a member of the board of directors of Illumina, Inc., a provider of integrated systems for the analysis of genetic variation and biological function; and from 2001 to 2004, he served as member of the board of directors of CV Therapeutics, Inc., a biotechnology company. Mr. Greer also served as a member of the board of directors of StemCells, Inc., a biopharmaceutical company focused on stem cell therapeutics from 2010 to 2016 and additionally from 2010-2016 was Chairman of the board of Ablexis, an antibody technology company. Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University. He also was a certified public accountant.

Lutz Lingnau

Lutz Lingnau, age 77, has served as our director since August 2007. Mr. Lingnau retired from Schering AG Group, Germany, in December 2005 as a member of Schering AG’s Executive Board and as Vice Chairman, President and Chief Executive Officer of Schering Berlin, Inc., a United States subsidiary. Prior to his retirement, Mr. Lingnau was responsible for Schering AG’s worldwide specialized therapeutics and dermatology businesses. He joined Schering AG’s business trainee program in 1966. Throughout his career at Schering AG, he served in various capacities and in a number of subsidiaries in South America and the United States, including his roles as President of Berlex Laboratories, Inc., from 1983 to 1985, as the Head of Worldwide Sales and Marketing in the Pharmaceutical Division of Schering AG, from 1985 to 1989, and as Chairman of Berlex Laboratories, Inc. from 1985 to 2005. Mr. Lingnau was a member of the Supervisory Board of LANXESS AG, a specialty chemicals company listed on the Frankfurt Stock Exchange from 2005 to May 2010. From December 2006 through September 2009, he served as Chairman of the board of directors of Micropharma Limited, a private biotechnology company, and was a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from February 2006 through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006.

CURRENT DIRECTORS NOMINATED FOR REELECTION TO SERVE UNTIL THE 2023 ANNUAL MEETING

Myriam J. Curet, M.D.

Myriam J. Curet, M.D., age 63, was apponted to serve as a member of our board of directors in December 2019. Dr. Curet currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical, Inc. Prior to being promoted as Executive Vice President and Chief Medical Officer in November 2017, Dr. Curet served as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet also has a faculty position as Professor of Surgery at Stanford University School of Medicine. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. She was also on the faculty at the University of New Mexico for six years prior to joining the Stanford University in 2000. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago and completed her Surgical Endoscopy fellowship at the University of New Mexico.

Karin Eastham

Karin Eastham, age 70, was appointed to serve as a member of our board of directors in September 2018. Ms. Eastham currently serves on the boards of directors of several life sciences companies. Ms. Eastham has served on the board of directors of Geron Corporation since March 2009, Veracyte, Inc. since December 2012, and Personalis, Inc. since November 2019. Ms. Eastham served as a member of the board of directors of Ilumina Inc. from August 2004 to May 2019, MorphoSys AG from May 2012 to May 2017, Amylin Pharmaceuticals, Inc. from September 2005 until its acquisition in August 2012, Genoptix, Inc. from July 2008 until its acquisition in March 2011, Tercica, Inc. from December 2003 until its acquisition in October 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research (now Sanford Burnham Prebys Medical Discovery Institute), a non-profit corporation engaged in biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. Ms. Eastham previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Diagnostics, from 1976 to 1988. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant.

Howard W. Robin

Howard W. Robin, age 67, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin served as Chief Executive Officer, President and a director of Sirna Therapeutics, Inc., a biotechnology company, from July 2001 to November 2006 and from January 2001 to June 2001, served as their Chief Operating Officer, President and as a director. From 1991 to 2001, Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc. (“Berlex”), a pharmaceutical products company that is a subsidiary of Schering, AG, and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987, Mr. Robin was Director of Business Planning and Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. He received his B.S. in Accounting and Finance from Fairleigh Dickinson University and serves as a member of its Board of Trustees.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met thirteen (13) times during 2019. For the term of service during which he or she was a director in fiscal year 2019, each board member attended 75% or more of the aggregate of the board meetings and key committee meetings. All of our directors on our board, except Dr. Myriam J. Curet (who was appointed to the board effective as of December 12, 2019), attended our 2019 annual meeting of stockholders.

CORPORATE GOVERNANCE

The board of directors has documented our governance practices in our Corporate Governance Policy Statement to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Policy Statement sets forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The Corporate Governandce Policy Statement also provides that the board of directors will include qualified candidates when filling positions for Chief Executive Officer vacancies and board membership from a variety of backgrounds and experiences, including candidates of gender, age and racial/ethnic diversity. In any retained search for Chief Executive Officer and board candidates, the board of directors will direct the third party search firm to identify and include candidates with gender and racial/ethnic diversity as part of the retained search. The Corporate Governance Policy Statement, as well as the charters for each committee of the board, may be viewed at www.nektar.com.

BOARD LEADERSHIP STRUCTURE

The positions of Chief Executive Officer and Chairman of the board of directors are currently held by Howard W. Robin and Robert B. Chess, respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the Chief Executive Officer to focus more on the strategy and operations of the Company.

Lead Independent Director

Roy A. Whitfield serves as our Lead Independent Director. The board of directors believes that a robust Lead Independent Director role facilitates independent board oversight of management. In accordance with the Company’s revised Corporate Governance Policy Statement approved by the Board on February 4, 2019, the Lead Independent Director shall, among other things, (i) have authority to call meetings of the independent directors; (ii) chair meetings of the independent directors in the event the Chairman of the board of directors is not independent; (iii) serve as a liaison between the Chairman of the board and the independent directors; (iv) approve information sent to the board; (v) approve meeting agendas for the board; (vi) approve meeting schedules for the board to assure that there is sufficient time for discussion of all agenda items; and (vii) have such other duties and responsibilities as may be assigned by the board from time to time.

RISK OVERSIGHT

The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:

•	Review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties.

•

Periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs.

•	Regular consideration of the risks and uncertainties presented by alternative clinical development strategies.

•	Periodic review and oversight of information technology (IT) risks and opportunities.

•

Regular review of the progress and results of the Company’s clinical development programs and early research efforts including but not limited to the strengths, weaknesses, opportunities and threats for these programs.

•	Periodic review and oversight of material outstanding litigation or threatened litigation.

•	Review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies.

•	Regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals.

•	Regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business.

•	Periodic review of the Company’s intellectual property estate.

•	Periodic review and assessment of CEO succession planning.

•	Periodic review of the Company’s compensation programs.

The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.

The risk oversight function of the board of directors is also administered through various board committees. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Audit Committee also periodically reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions. To assist the Audit Committee in its risk management oversight function, the internal auditor has a direct reporting relationship to the Audit Committee. The Company’s internal audit function is focused on internal control monitoring and activities in support of the Audit Committee’s risk oversight function.

The Organization and Compensation Committee is responsible for the design and oversight of the Company’s compensation programs as well as succession planning for the chief executive officer position and other key executive positions. The Organization and Compensation Committee regularly considers whether the Company’s compensation policies and practices create risks that could have a material adverse impact on the Company and has concluded that they do not based on several design features of our compensation program that we believe reduces the likelihood of excessive risk-taking, including the following:

•	The compensation plan design provides a mix of base salary, short-term incentive compensation opportunity and equity compensation earned over multiple-year periods.

•

The determination of the corporate performance rating under the annual bonus plan is based on our achievement of a diversified mix of development, research, organizational and financial objectives. Thus, the achievement of any single corporate objective does not have a disproportionate impact on the aggregate annual bonus awarded.

•	Each employee’s annual cash bonus is determined by a combination of the corporate performance rating and a subjective determination of individual performance.

•	The maximum payout levels for annual incentive bonuses are capped at 200% of each employee’s annual target bonus.

•

A substantial portion of each executive’s compensation opportunity is in the form of long-term equity incentives, which help to further align the long-term interests of our executives with those of our stockholders.

•	All employees are subject to our security trading policy which prohibits trading in derivative securities (i.e., puts or calls), short selling, and any trading in the Company’s securities on margin.

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Each executive officer is subject to our claw-back policy which provides that any compensation received by an executive officer based upon the achievement of financial results that are subsequently revised is subject to cancellation or a reimbursement obligation.

The Nominating and Corporate Governance Committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. This committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.

In carrying out their risk oversight functions, the board of directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a research-based development stage biopharmaceutical company and the fast-paced changes in the biopharmaceutical industry. In that regard, in 2019 the Company maintained a risk management committee composed of senior managers in charge of important functional areas that regularly reported to the board of directors or one of its designated committees.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Global Select Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board consults with counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these standards, after review of all relevant transactions (if any) or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Robin, our President and Chief Executive Officer.

As required under applicable NASDAQ listing standards, in the 2019 fiscal year, our independent directors met at least four times in regularly scheduled executive sessions. The Chairman of the board presided over such sessions at which only independent directors were present.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has three regularly constituted committees: an Audit Committee, an Organization and Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information as of December 31, 2019, for each of the board committees:

Name	Audit		Organization and Compensation		Nominating and Corporate Governance
Jeff Ajer	X		X
Robert B. Chess
Myriam J. Curet, M.D. (1)
Karin Eastham	X		X
R. Scott Greer	X	(2)	X		X
Lutz Lingnau			X	(2)	X
Howard W. Robin
Roy A. Whitfield	X				X	(2)

Total meetings in the 2019 fiscal year	7		6		5

(1)	Dr. Curet was appointed to the board of directors effective as of December 12, 2019.
(2)	Committee Chairperson.

Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

AUDIT COMMITTEE

The Audit Committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:

•	evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;

•	determines whether to retain or terminate our independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

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reviews and determines the engagement of the independent auditors, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation, and negotiates and executes, on behalf of the Company, engagement letters with the independent auditors;

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establishes guidelines and procedures with respect to the rotation of the lead or coordinating audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit;

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reviews and approves the retention of the independent registered public accounting firm for any permissible non-audit services and, at least annually, discusses with our independent registered public accounting firm, and reviews, that firm’s independence;

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obtains and reviews, at least annually, a formal written statement prepared by the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company and discusses with the independent registered public accounting firm, and reviews, its independence from management and the Company;

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reviews with the independent registered public accounting firm any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent registered public accounting firm and management’s response;

•	reviews with management and the independent registered public accounting firm the scope, adequacy and effectiveness of our financial reporting controls;

•

reviews and discusses with management, the Company’s risk management committee, the internal auditor and the independent registered public accounting firm, as appropriate, the Company’s major financial risks, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	reviews and evaluates the Company’s information technology processes and risks;

•

establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

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investigates and resolves any disagreements between our management and the independent registered public accounting firm regarding our financial reporting, accounting practices or accounting policies and reviews with the independent registered public accounting firm any other problems or difficulties it may have encountered during the course of the audit work;

•	meets with senior management and the independent registered public accounting firm in separate executive sessions;

•	reviews the consolidated financial statements to be included in our quarterly reports on Form 10-Q and our annual reports on Form 10-K;

•

discusses with management and the independent registered public accounting firm the results of the independent registered public accounting firm’s review of our quarterly consolidated financial statements and the results of our annual audit and the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports;

•

reviews and discusses with management and the independent registered public accounting firm any material financial arrangements of the Company which do not appear on the financial statements of the Company and any significant transactions or courses of dealing with parties related to the Company;

•	reviews with management and the independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;

•	oversees the Company’s internal audit function;

•

discusses with management and the independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s consolidated financial statements, financial reporting process or accounting policies;

•	oversees the preparation of the Audit Committee report to be included in the Company’s annual report or proxy statement; and

•

reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions.

The Audit Committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.

Mr. Greer serves as the Chairman of the Audit Committee. The board of directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent.

During the 2019 fiscal year, the board of directors determined that Mr. Greer qualified as an “Audit Committee financial expert” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Mr. Greer’s level of knowledge and experience based on a number of factors, including his formal education and experience as a Chief Executive Officer at a public reporting company, a Chief Financial Officer, and the chairman of public company Audit Committees. In addition to our Audit Committee, Mr. Greer also serves as the chair of the Audit Committee of Inogen, Inc. (NASDAQ: INGN). The board of directors does not believe that such simultaneous service impairs Mr. Greer’s ability to effectively serve as Chairman of our Audit Committee. The board of directors has also determined that Ms. Eastham also qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. Eastham’s level of knowledge and experience based on a number of factors, including her formal education and experience as a Chief Financial Officer of a public reporting company. In addition to our Audit Committee, Ms. Eastham also serves on the Audit Committees of Illumina, Inc. (NASDAQ: ILMN), Geron Corporation (NASDAQ: GERN) and Veracyte, Inc. (NASDAQ: VCYT). The board of directors does not believe that such simultaneous service impairs Ms. Eastham’s ability to effectively serve on our Audit Committee. The Audit Committee has adopted a written Audit Committee charter that is available on our corporate website at www.nektar.com.

ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee of the board of directors administers the variable compensation programs and reviews management’s recommendations for organization structure and development of the Company. Additionally, the Organization and Compensation Committee reviews and in some cases approves the type and level of cash and equity-based compensation for officers, employees and consultants of the Company, and recommends certain compensation actions to the board of directors for review and approval. The Organization and Compensation Committee:

•	reviews and approves the structure and guidelines for various incentive compensation and benefit plans;

•	grants equity awards under the various equity incentive compensation and benefit plans and an inducement plan established under NASDAQ Listing Rule 5635(c)(4) and IM-5635-1;

•

approves the compensation for the executive officers of the Company, including the President and Chief Executive Officer, and those vice-president level employees that report directly to the President and Chief Executive Officer, including, but not limited to, annual salary, bonus, equity compensation and other benefits;

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recommends the compensation levels for the members of the board of directors who are not employed by us or our subsidiaries (“non-employee directors”) for approval by the independent members of the board of directors;

•

reviews the operation of the Company’s executive compensation programs to determine whether they remain supportive of the Company’s business objectives and are competitive relative to comparable companies and establishes and periodically reviews policies for the administration of executive compensation programs;

•

reviews the Company’s executive compensation arrangements to evaluate whether incentive and other forms of compensation do not encourage inappropriate or excessive risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s executive compensation arrangements;

•

reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the Organization and Compensation Committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	oversees the preparation of the Organization and Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K;

•	reviews and reassess the adequacy of the Organization and Compensation Committee charter on at least an annual basis;

•	reviews management recommendations on organization structure and development, including succession planning; and

•	reviews performance of the executive officers and vice-president level employees that report directly to the Chief Executive Officer.

The Organization and Compensation Committee takes into account our President and Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers, although our President and Chief Executive Officer does not participate in the deliberations or determinations of his own compensation. In particular, the Organization and Compensation Committee considered our President and Chief Executive Officer’s recommendations for 2019 regarding the increase in annual base compensation, award of annual performance-based bonus compensation and the equity granted to our executive officers excluding himself. While the Organization and Compensation Committee considers and appreciates the input and expertise of management in making its decisions, it does ensure that an executive session where no management is present is included in the agenda for every committee meeting. The Organization and Compensation Committee’s charter gives the committee the sole authority to retain independent counsel, compensation and benefits consultants or other outside experts or advisors that it believes to be necessary or appropriate. During 2019, the Organization and Compensation Committee retained Radford, part of the Rewards Solutions practice of Aon plc, a nationally recognized executive compensation consulting firm that performs compensation benchmarking, analysis and design services. Radford was engaged in 2019 to provide regulatory, legislative updates and market trend analysis, to provide analysis on our compensation programs, to provide recommendations and advice on the structure, elements and amounts of compensation provided to our non-employee directors, to provide recommendations and advice on Nektar peer companies, to review the Compensation Discussion and Analysis, and to provide executive compensation analysis as needed. Radford provides compensation survey services to the company in addition to the executive and director compensation services it performs at the request of the Organization and Compensation Committee. In 2019, we paid Radford $31,282 for provision of survey services. After consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation consultants, we have determined that no conflicts of interest exist between the Company and Radford (or any individuals providing such services to the committee on Radford’s behalf).

The Organization and Compensation Committee may delegate to its subcommittees such authority as it deems appropriate, except for the authority the committee is required to exercise by applicable law or regulation. The Organization and Compensation Committee has delegated certain limited authority to grant stock option awards under our stock incentive plan to a committee comprised of management representatives, and with respect to certain limited authority to grant restricted stock unit awards (RSUs), to a committee of the board of directors, with Mr. Robin serving as the sole member of that committee. These committees may not approve award grants to anyone serving as an executive officer or director of the Company. Other than the authority delegated to these committees, the Organization and Compensation Committee has no current intention to delegate any of its authority to any other committee or subcommittee.

The current members of the Organization and Compensation Committee are Mr. Lingnau, who chairs the committee, and Messrs. Ajer, and Greer, and Ms. Eastham. The board of directors annually reviews the NASDAQ listing standards definition of independence for Organization and Compensation Committee members and has determined that all members of our Organization and Compensation Committee are independent. The Organization and Compensation Committee charter can be found on our corporate website at www.nektar.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee:

•	establishes criteria for board membership, including standards for independence, and considers and assesses the independence of the directors;

•	evaluates board composition and performance;

•	identifies, reviews and recommends the board’s selected candidates to serve as directors;

•	considers stockholder recommendations for director nominations and other proposals submitted by stockholders;

•	reviews the adequacy of, and compliance with, our Code of Business Conduct and Ethics;

•	administers and oversees all aspects of our corporate governance functions on behalf of the board;

•	monitors regulatory and legislative developments in corporate governance, as well as trends in corporate governance practices, and makes recommendations to the board regarding the same;

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reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the nominating and corporate government committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•

establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company with respect to legal and regulatory compliance (except for compliance relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting); and

•

provides recommendations to the board of directors to establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

The Nominating and Corporate Governance Committee believes that candidates for director should possess the highest personal and professional ethics, integrity and values, be committed to represent our long-term interests and those of our stockholders, possess diverse experience at policy-making levels in business, science and technology, possess key personal characteristics such as strategic thinking, objectivity, independent judgment, intellect and the courage to speak out and actively participate in meetings, as well as have sufficient time to carry out the duties and responsibilities of a board member effectively.

The current members of the Nominating and Corporate Governance Committee comprise Mr. Whitfield, who chairs the committee, and Messrs. Greer and Lingnau. The board of directors annually reviews the NASDAQ listing standards definition of independence for the Nominating and Corporate Governance Committee and has determined that all members of our Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee charter can be found on our corporate website at www.nektar.com.

The current members of our board of directors represent a desirable mix of backgrounds, skills and experiences, and are all believed to share the key personal characteristics described above. Below are some of the specific experiences and skills of our directors.

Jeff Ajer

Mr. Ajer, has more than 25 years of biotechnology industry experience within rare disease and specialty medicine. Mr. Ajer currently serves as Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. Mr. Ajer recently served on the board of directors of True North Therapeutics. Mr. Ajer has extensive knowledge and expertise of the biotechnology industry.

Robert B. Chess

Mr. Chess is our Chairman and former President and Chief Executive Officer and has a deep understanding of our business. Having founded and led private and public companies, Mr. Chess has strong experience leading growing companies in our industry. Due to his long association with the Company as a director and senior executive leader at various times, he possesses significant knowledge and perspective on the history and development of the Company. Mr. Chess is a prominent participant in our industry, was a long-time member of the board of our industry association, and is on the board of trustees and faculty of leading academic institutions.

Myriam J. Curet, M.D.

Dr. Curet has over 20 years of expierence in the biopharmaceutical industry and faculty positions, and currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical. Dr. Curet has held senior executive positons and has served as Vice President and Chief Medical Officer in November 2017, as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet also has a faculty position as Professor of Surgery at Stanford University School of Medicine. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. She was also on the faculty at the University of New Mexico for six years prior to joining the Stanford University in 2000.

Karin Eastham

Ms. Eastham has held senior executive and finance positions in the biopharmaceutical industry and brings more than 35 years of experience as both an executive and independent director with significant experience in life sciences with particular expertise in both finance and operations. Ms. Eastham currently serves as a director of several other companies. As a result of her extensive experience, she brings strong expertise in finance, accounting, operations management, business development, and corporate governance.

R. Scott Greer

Mr. Greer has a proven track record as an entrepreneur and senior executive with extensive experience in the biotechnology industry, most recently with Abgenix, Inc., until its acquisition by Amgen, Inc. in 2006. Mr. Greer has held senior executive and finance positions at other companies in our industry and currently serves as a director of several other companies in the biopharmaceutical and medical device industries and has served as the Chairman of the Board of several companies. He possesses strong expertise in biotech industry strategy, business models, and finance and has served on compensation, governance and audit committees.

Lutz Lingnau

Mr. Lingnau has a strong management background in the pharmaceutical industry as a senior executive and member of the executive board of Schering AG Group. He has international sales and operations experience as former head of worldwide sales and marketing in the pharmaceutical division of Schering, and in operational roles in South America and the U.S., and also as a member of the supervisory board of a German specialty chemicals company.

Howard W. Robin

Mr. Robin is our President and Chief Executive Officer. Mr. Robin has over 25 years of experience in the pharmaceutical and biotechnology industries in a variety of roles of increasing responsibility and, prior to becoming our chief executive officer, was the chief executive officer and president and a director of Sirna Therapeutics, a development stage biotechnology company. The board of directors has determined that Mr. Robin’s position as president and chief executive officer provides him with important insight into the Company’s opportunities, risks, strengths and weaknesses, as well as its organizational and operational capabilities, which is valuable to the board of directors in making strategic decisions and performing its oversight responsibilities.

Roy A. Whitfield

Mr. Whitfield has a strong strategy development and leadership background in the biotechnology and medical industries. He is a former strategy consultant from a major consulting firm, was the founder and chief executive officer of a public biotechnology company and has held executive positions in various segments of the health care industry. He has extensive corporate governance experience through his service on other public company boards in the pharmaceutical and life sciences industries.

Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. We have paid fees to third party search firms in the past to assist in our process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee of our board of directors will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. The Nominating and Corporate Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received will be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of directors’ next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.nektar.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the Organization and Compensation Committee consisted of four independent directors: Messrs. Ajer, Greer and Lingnau and Ms. Eastham. No director who served on the Organization and Compensation Committee in 2019 was, or has been, an officer or employee of us, nor has any director had any relationships requiring disclosure under the SEC rules regarding certain relationships and related-party transactions. None of our executive officers served on the board of directors or the Organization and Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our board of directors or Organization and Compensation Committee.

DIRECTOR COMPENSATION TABLE—FISCAL 2019

Each of our non-employee directors participates in our Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”). Only our non-employee directors are eligible to participate in the Director Plan. The following table shows compensation awarded or paid to our non-employee directors for the fiscal year ended December 31, 2019.

Name (1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	All Other Compensation (e)	Total ($) (f)
Jeff Ajer	90,250	122,199	139,029	0	351,478
Robert B. Chess	124,700	122,199	139,029	0	385,928
Myriam J. Curet, M.D.	0	254,942	293,165	0	548,107
Karin Eastham	91,500	122,199	139,029	0	352,728
R. Scott Greer	118,000	122,199	139,029	0	379,228
Lutz Lingnau	100,000	122,199	139,029	0	361,228
Roy A. Whitfield	123,000	122,199	139,029	0	384,228

(1)

Mr. Robin, our President and Chief Executive Officer, is not included in this table as he was an employee of the Company in 2019 and received no additional compensation for his services in his capacity as a director. Please see the “Summary Compensation Table – Fiscal 2017-2019” for information regarding the compensation Mr. Robin received as our President and Chief Executive Officer.

(2)

Amounts reported represent the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of the Company’s common stock on the grant date and excluding the effects of estimated forfeitures. As of December 31, 2019, each of our then-serving non-employee directors had 6,500 outstanding RSUs. Dr. Curet had an additional 5,200 outstanding RSUs as part of her initial grant upon being appointed to the board of directors in December 2019.

(3)

Amounts reported represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019. Each of our then-serving non-employee directors received a stock option for 13,000 shares for their annual stock option grant on September 25, 2019. Dr. Curet received an additional stock option for 10,400 shares as part of her initial grant upon being appointed to the Board in December, 2019. As of December 31, 2019, each of our non-employee directors had stock options outstanding the following number of shares: Mr. Ajer: 78,750; Mr. Chess: 202,500; Dr. Curet 23,400; Ms. Eastham: 30,000; Mr. Greer: 202,500; Mr. Lingnau: 162,500; and Mr. Whitfield: 192,500.

The 2019 compensation for the Company’s non-employee directors was recommended by the Organization and Compensation Committee to the Board following the receipt of a report from our independent compensation consultant, which in 2019 was Radford, part of the Rewards Solutions practice of Aon plc, which contained an analysis of prevailing market practices regarding levels and types of non-employee director compensation, including the non-employee director compensation practices of our 2019 peer group set forth below in the section entitled “Compensation Discussion and Analysis”, and a comparative assessment of our non-employee director compensation to such peers and market practices. On at least an annual basis, qualified experts deliver a presentation to the Organization and Compensation Committee about recent developments and best practices related to non-employee director compensation.

Effective January 1, 2019 the annual retainer for non-employee directors was $65,000 (“Annual Retainer”) for up to 13 board meetings in each calendar year, after which each member received compensation in the amount of $2,000 for attendance at each subsequent in-person or telephonic Board Meeting, and $1,000 for each in-person Board Meeting attended via conference telephone. In addition to the Annual Retainer, the Chairperson or Lead Director of the Board of Directors received an additional annual retainer of $50,000 for a total of $115,000 for the annual retainer for Chair of the Board of Directors. The annual retainer amount was $33,000 for the Chair of the Audit Committee and $13,000 for members other than the Chair for up to 9 Audit Committee meetings in each calendar year, after which each member received compensation in the amount of $1,750 for attendance at each subsequent in-person or telephonic Audit Committee meeting and $875 for each in-person Audit Committee meeting who attended via conference telephone in the calendar year, $26,000 for the Chair of the Compensation Committee and $11,000 for members other than the Chair of the Compensation Committee for up to 8 Compensation Committee meetings in each calendar year, after which each member received compensation in the amount of $1,750 for attendance at each subsequent in-person or telephonic Compensation Committee meeting and $875 for each in-person Compensation Committee meeting who attended via conference telephone in the calendar year, $20,000 for the Chair of the Governance Committee and $9,000 for members other than the Chair of the Governance Committee for up to 6 Governance Committee meetings in each calendar year, after which each member received compensation in the amount of $1,750 for attendance at each subsequent in-person or telephonic Governance Committee meeting and $875 for each in-person Governance Committee meeting attended via conference telephone in the calendar year. The Chair of any new committee of the board of directors received an additional annual retainer of $5,000.

In September of each year, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and RSUs, as determined by the board of directors. These equity awards vest over a period of one year (monthly for stock options and upon the anniversary date for RSUs) and include a number of shares as determined annually by the board of directors. In September 2019 our then-serving non-employee directors received 13,000 stock options and 6,500 RSUs. Upon initial appointment to the board of directors, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and RSUs. These initial equity awards vest over a period of three years from the date of appointment and will be at a level based on 180% of the most recent annual equity compensation grant to non-employee directors, as determined annually by the board of directors. The exercise price of stock options granted is equal to the closing price of the Company’s common stock on the grant date. Following completion of a non-employee director’s service on the board of directors, his or her stock options will remain exercisable for a period of eighteen months (or, if earlier, the end of the maximum term of the option). The term of stock options granted to non-employee directors is eight years. In the event of a change of control, the vesting of each option or RSU award held by each non-employee director will accelerate in full as of the closing of such transaction. In the event of death or disability, each RSU of the non-employee director will vest immediately. In the event a non-employee director retires from the Board at the next annual stockholder’s meeting, their RSU awards vest on a pro-rata basis.

The Director Plan includes ownership guidelines for non-employee directors stating that each non-employee director should own shares of our common stock equal to at least three times the value of the annual board cash retainer. The minimum stock ownership level was to be achieved by each non-employee director within five years of the date of his or her first appointment to the board of directors. As of December 31, 2019, each non-employee director met the minimum stock ownership guidelines or was within the five-year grace period provided by the plan. Our 2017 Plan also limits the aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of Common Stock that may be paid or granted during any calendar year to any non-employee director with a maximum of $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy and decision-making process. It discusses the principles underlying the structure of the compensation arrangements for our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2019, collectively, our NEOs. Unless noted otherwise, any reference within the Compensation Discussion and Analysis to decisions made by the board of directors refers to the decisions made by the independent members of the board of directors only. This Compensation Discussion and Analysis primarily focuses on the compensation of our NEOs for 2019 that are identified in the table below.

Name	Title
Howard W. Robin	President and Chief Executive Officer
Gil M. Labrucherie	Chief Operating Officer and Chief Financial Officer
John Northcott	Senior Vice President and Chief Commercial Officer
Jillian B. Thomsen	Senior Vice President and Chief Accounting Officer
Jonathan Zalevsky, Ph.D.	Chief Research and Development Officer

Our current compensation programs for the NEOs are determined and approved by the Organization and Compensation Committee of our board of directors. As described in more detail above under the caption “Information About the Board of Directors-Information Regarding the Committees of the Board of Directors—Organization and Compensation Committee,” the Organization and Compensation Committee takes into account Mr. Robin’s recommendations regarding the compensatory arrangements for our executive officers, although Mr. Robin does not participate in the deliberations or determinations of his own compensation. The other NEOs did not have any role in determining or recommending the form or amount of compensation paid to any of our executive officers.

Company Performance Highlights

In 2019, the Company achieved several important milestones that resulted in significant value creation. We believe these milestones were achieved as a result of a well-crafted long-term strategy and investment priorities established by management over the past several years. The biotechnology industry is characterized by high stock price volatility and, as a result, our focus on pay for performance is based on an assessment of the level of the Company’s achievement against annual business and operating objectives rather than the stock price at any given point in time. Some of the significant accomplishments achieved in 2019 are summarized below.

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In 2019, we continued to evaluate our CD122-preferential IL-2 pathway agonist bempegaldesleukin (NKTR-214) plus Opdivo® (nivolumab) pursuant to a joint development plan under our Strategic Collaboration Agreement (BMS Collaboration Agreement) with Bristol-Myers Squibb (BMS) that was executed in 2018. We believe this collaboration represented a landmark achievement in the biotechnology industry with a $1.85 billion upfront payment (comprised of a $1 billion upfront payment and an $850 million premium equity investment), $1.43 billion in development and regulatory milestones paid by BMS, with the Company retaining a 65% profit interest and BMS responsible for a majority of costs for the broad development plan. The joint development plan was updated pursuant to an Amendment No. 1 to the BMS Collaboration Agreement that was entered into on January 9, 2020, and includes the ongoing registrational trials in first-line metastatic melanoma, first-line cisplatin ineligible metastatic urothelial cancer and first-line metastatic renal cell carcinoma (RCC), and muscle-invasive bladder cancer, and an additional registrational trial in adjuvant melanoma, as well as a Phase 1/2 dose escalation and expansion study to evaluate bempegaldesleukin plus nivolumab in combination with axitinib in first-line RCC in order to support a future Phase 3 registrational trial. This amendment also included up to $125 million in additional and accelerated milestone payments including a non-refundable, non-creditable milestone payment in the amount of $25 million upon achievement of the first patient, first visit in the registrational adjuvant melanoma trial, a non-refundable creditable milestone payment in the amount of $25.0 million following the achievement of the first patient, first visit in the registrational muscle-invasive bladder cancer trial which occurred in the first quarter of 2020, and a non-refundable creditable milestone payment in the amount of $75.0 million following the achievement of the first patient, first visit in a registrational first-line non-small-cell lung cancer trial evaluating the combination of bempeg and nivolumab.

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In August 2019, we announced that the U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation for investigational agent bempegaldesleukin in combination with Opdivo® for the treatment of patients with previously untreated unresectable or metastatic melanoma. The Breakthrough Therapy Designation is based on clinical data reported at the 2019 American Society of Clinical Oncology (ASCO) Annual Meeting from the cohort of patients with metastatic melanoma that were treated with the doublet therapy in the ongoing PIVOT-02 Phase 1/2 clinical study. FDA Breakthrough Therapy Designation is intended to expedite the development and review of medicines aimed at treating a serious or life-threatening disease where there is preliminary clinical evidence that the investigational therapy may offer substantial improvement over existing therapies on at least one clinically significant endpoint.

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In June 2019, we announced the results of the first-in-human Phase 1a study evaluating single-ascending doses of NKTR-358, a first-in-class T regulatory cell stimulator in clinical development for the treatment of autoimmune and other chronic inflammatory conditions. The data show that NKTR-358 was safe and well-tolerated and led to a marked and selective dose-dependent expansion of T regulatory cells with no measurable effect on conventional CD4+ and CD8+ T cells (Tcons). NKTR-358 is designed to correct the underlying immune system imbalance in people with autoimmune conditions, which are associated with reduced numbers and impaired function of powerful inhibitory immune cells, known as T regulatory (Treg) cells. NKTR-358 works by targeting the interleukin (IL-2) alpha-beta-gamma receptor complex in the body to stimulate proliferation of Treg cells and their suppressive functional activity. NKTR-358 was discovered by Nektar and is being co-developed and commercialized in partnership with Eli Lilly and Company.

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In October 2019, we announced the initiation of two Phase 1b studies of NKTR-358, a novel T regulatory (Treg) cell stimulator, one in patients with psoriasis and one in patients with atopic dermatitis. Nektar entered into a strategic collaboration with Eli Lilly and Company in 2017 to develop and commercialize NKTR-358. The two Phase 1b studies are Lilly-sponsored studies.

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In October 2019, we also announced the initiation of a first-in-human, Phase 1 clinical study evaluating NKTR-255, an interleukin-15 (IL-15) receptor agonist, as monotherapy for patients with relapsed or refractory non-Hodgkin lymphoma (NHL) or multiple myeloma (MM). The study will also combine NKTR-255 with multiple targeted antibodies, that function through an antibody-dependent cell-mediated cytotoxicity (ADCC) mechanism, to evaluate the safety and efficacy in adults with relapsed or refractory MM. NKTR-255 is designed to activate the IL-15 pathway and expand functionally superior natural killer (NK) cells and promote the survival and expansion of memory CD8+ T cells without inducing suppressive regulatory T cells.

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In November 2019, we announced new data at the 2019 Society for Immunotherapy of Cancer (SITC) Annual Meeting for previously untreated metastatic melanoma patients in the PIVOT-02 study of bempegaldesleukin with nivolumab. Key data highlights from this presentation included that at a median time of follow-up of 18.6 months, confirmed objective response rate (ORR) was 53% (20/38) in efficacy-evaluable patients, with 34% (13/38) of patients achieving confirmed complete responses (CR). 42% (16/38) of patients achieved a maximum reduction of 100% in target lesions. DCR, also known as disease control rate (CR+ Partial Response + Stable Disease), was 74% (28/38). At a median time of follow-up of 18.6 months, the Kaplan-Meier estimate of median progression-free survival (PFS) was not reached (95% CI: 5.3, NE).

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Throughout 2019 we continued advancing other molecules in our immuno-oncology portfolio. NKTR-262 is a small molecule agonist that targets toll-like receptors found on innate immune cells in the body. NKTR-262 is designed to stimulate the innate immune system and promote maturation and activation of antigen-presenting cells (APC), such as dendritic cells, which are critical to induce the body’s adaptive immunity and create antigen-specific cytotoxic T cells. NKTR-262 is being developed as an intra-tumoral injection in combination with systemic bempegaldesleukin in order to induce an abscopal response and achieve the goal of complete tumor regression in cancer patients with both therapies.

We believe that the above accomplishments, together with accomplishments achieved by the Company over the past ten years, directly resulted in the Company: (1) building and advancing a significant drug candidate pipeline; (2) building an organization and infrastructure designed to execute on our mission of being a leading research-based development stage biopharmaceutical company; and (3) establishing collaboration and proprietary product opportunities that have significant future economic potential based on milestone payments, royalties and sales. We believe that the compensation programs and awards to our NEOs should be evaluated within the context of these significant accomplishments and performance over a sustained period.

Compensation Program Objectives and Philosophy

In order to continue the execution and growth of our business as described above, we believe that it is vital that we continue to retain and attract highly experienced and skilled senior leadership by offering competitive base compensation and benefits, significant performance-based incentives, and the potential for long-term equity compensation. Our goal is to structure a meaningful portion of executive compensation such that it will only have value if the senior leadership is successful in building significant long-term value for Nektar’s business and our stockholders.

Our current executive compensation programs are intended to achieve the following four fundamental goals and objectives to: (1) incent and reward sustained long-term performance by aligning significant elements of executive compensation with our stockholders’ interests; (2) attract and retain an experienced, highly qualified and motivated executive management team to lead our business; (3) provide economic rewards for achieving high levels of our performance and individual contribution; and (4) pay compensation that is competitive, taking into account the experience, skills and performance of the executives required to build and maintain the organization necessary to support our mission to be a leading research-based development stage biopharmaceutical company.

When structuring our executive compensation programs to achieve our goals and objectives, we are guided by the following philosophies:

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Alignment with Stockholders’ Interests. Our compensation model should be designed to align the economic interests of our executives with those of our stockholders. In 2012, we established a performance-based equity award program for our executive officers. Under this program, 50% of the annual equity awards to our executive officers are performance-based equity awards that only vest if a performance condition is met within five years. The performance goal for 2019 is the Company’s achievement of two (2) of the following five (5) events: (i) filing two (2) Investigational New Drug (“IND”) applications with the FDA for drug candidates wholly-owned by the Company; (ii) two clinical collaborations with significant co-funding support of at least 30% of clinical studies involving Company proprietary drugs; (iii) a judgment by a federal court that a Company-owned patent validly covers a third party product or the settlement of a patent litigation resulting in a payment to Company; (iv) the filing of a New Drug Application (“NDA”) by the FDA for a Company proprietary drug; and (v) the approval of an NDA by the FDA for a Company proprietary drug.

•	Pay for Performance. The objective of our executive compensation program is to deliver compensation above industry median for exceptional performance and deliver compensation below the median in performance periods where the Company does not perform well. Since 2012 we have tied each NEOs’ annual merit equity award to an assessment of individual performance or the achievement of what we believe to be rigorous and objective performance achievement milestones or criteria (such as the filing or approval of an NDA by the FDA for a company proprietary drug).

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Total Rewards Program. The total compensation program must balance pay for performance elements with selected static non-performance-based elements in order to create a total rewards program that is competitive and will help us attract and retain highly qualified and motivated executives.

•	Flexible Approach. The level of compensation provided to executives must take into account each executive’s role, experience, tenure, performance and expected contributions to our future success.

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Focus on Achievement of Fundamental Business Goals. The compensation program should be structured so that executives are appropriately incentivized to achieve our short- and long-term goals that are viewed as fundamental to driving value in our business.

We believe that each element of our executive compensation program helps us to achieve one or more of these compensation objectives. For example, we believe that performance-based short-term cash incentive opportunities in combination with performance-based equity incentive awards that are earned over time is the best way to align our executives’ interests with those of our stockholders and pay for performance with our objective to measure performance based upon achieving business milestones that we believe will create long-term value. We also believe that the long-term vesting schedules applicable to equity awards also serve as a significant retention incentive as well as a focus on building long-term stockholder value. Providing base salaries and certain severance protections helps us ensure that we are providing a competitive compensation package that attracts and retains qualified, experienced and highly skilled executives. We designed our total compensation program to combine short- and long-term components, cash and equity, and fixed and contingent payments, in proportions that we believe are appropriate to achieve each of our fundamental compensation philosophies as described above. It was our intent to design the structure of our compensation program to provide appropriate incentives to reward our executives for achieving our long-term goals and objectives, some of the most important of which are building and advancing a robust drug candidate pipeline, entering into new collaboration partnerships and executing on our current collaborations, increasing the skill level and efficiency of our organization and improving our financial performance. We believe that our compensation program has helped us both recruit and retain superior executive talent to continue to build an organization capable of executing on our mission to become a leading research-based development stage biopharmaceutical company.

Relationship between Company Performance and Executive Pay

The biotechnology industry is generally thought to be characterized by a higher risk profile and by more binary business outcomes than other, more traditional industries. This historically has led to high stock volatility for biotechnology companies. Mr. Robin’s total compensation, as reported below in the Summary Compensation Table – Fiscal 2017-2019, decreased by 25% in 2019 as compared with 2018. The graph below demonstrates that even with high levels of volatility in stock price, the total compensation for Mr. Robin is generally aligned with our stock price performance over the past five years. In 2019, CEO (and other NEO) equity awards were targeted at the market 50th percentile factoring performance but also the company’s then-current position relative to the peer group in terms of size. Individual executive awards were adjusted from 50th percentile based on individual performance. We anticipate reevaluating competitive positioning annually factoring Nektar’s size relative to the peer group and performance. We adopted a value-based approach for sizing equity, consistent with market practices. Awards were delivered 50% stock options / 50% RSUs (ratio of two stock options: one RSU), with 50% of each vehicle tied to time-based vesting and the other 50% vesting upon achievement of performance milestones.

In 2017, 2018 and 2019, equity awards made to Mr. Robin accounted for 85%, 80% and 88%, respectively, of his total direct compensation. Our objective in providing a substantial portion of Mr. Robin’s compensation in the form of equity awards is to ensure that substantial compensation value is made available to him that fluctuates based on stock price performance.

In addition, since 2012, one-half of Mr. Robin’s annual equity compensation grants awarded to him included performance-based vesting conditions, and as a result these awards only have value if, for 2019 awards, the Company achieves two (2) of the following five (5) events: (i) filing two (2) IND applications with the FDA for drug candidates wholly-owned by the Company; (ii) two clinical collaborations with significant co-funding support of at least 30% of clinical studies involving Company proprietary drugs; (iii) a judgment by a federal court that a Company-owned patent validly covers a third party product or the settlement of a patent litigation resulting in a payment to Company; (iv) the filing of an NDA by the FDA for a Company proprietary drug; and (v) the approval of an NDA by the FDA for a Company proprietary drug. This performance hurdle is in addition to a time-based vesting requirement that also applies to his equity awards. We believe these performance-based equity grants serve to further align Mr. Robin’s interests with those of our stockholders and create appropriate additional incentives to achieve performance objectives that we consider critical to the long-term growth and value of the Company.

Executive Compensation Practices

Below we provide a summary of our executive compensation practices, including both the practices that we follow and those that we do not follow, in each case based on whether we believe they serve the long-term interests of our stockholders.

Core Compensation Principles and Practices

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Pay for Performance. A substantial majority of the compensation awarded to our NEOs is either tied to specific company-wide and individual performance objectives or has been made either in the form of stock option awards that will only have value if our stock price increases after the grant date or RSUs the value of which fluctuates with our stock price.

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Performance-Based Equity Grants. Since 2012, we have awarded 50% of each then-serving executive officer’s annual equity grants in the form of performance-based equity awards that only vest and become exercisable upon the achievement of the submission and acceptance of NDAs in the U.S. or MAAs in Europe for significant programs in our pipeline, or meeting significant program goals, in addition to satisfying time-based vesting requirements. We believe this program is important in that it even more tightly aligns the economic interests of our senior leadership team with those of our stockholders.

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Ownership Guidelines. Effective 2019 we established ownership guidelines such that the CEO should own shares of our common stock equal to at least three times his base salary, and that the NEOs should own shares of our common stock equal to at least one times his or her base salary.

☑	Regular Peer Group Review. The Organization and Compensation Committee regularly reviews the Company’s compensation peer group. This review occurred most recently in June 2019.

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Double Trigger. Our change of control severance benefit plan (“CIC Plan”) provides our executive officers with acceleration of unvested equity awards held by them if they are terminated (without cause or constructively) in connection with a change of control transaction or within twelve months following a change of control transaction. Our award agreements and CIC Plan do not mandate accelerated vesting of equity awards based on a change of control alone.

☑	Reasonable Post-Employment and Change of Control Severance Arrangements. We believe that our severance arrangements with our executive officers are reasonable and in line with industry practice.

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Compensation Claw-Back Policy. We have implemented a claw-back policy which permits us to require reimbursement or cancellation of all or a portion of any performance-based cash awards or equity incentive payments to the extent based on financial results that are subsequently revised.

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Regular Review of Share Utilization for Equity Compensation. We regularly evaluate and manage equity incentive plan share reserve pool utilization by reviewing overhang levels (the dilutive impact of equity compensation on stockholders) and annual burn rates (the aggregate shares awarded as a percentage of total outstanding shares).

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Mitigate Undue Risk. We have designed our executive compensation program to mitigate undue risk associated with compensation by implementing the following: multiple performance targets and caps on potential payments of short-term incentive compensation (i.e., annual bonuses); awarding a substantial portion of executive compensation in the form of long-term compensation (i.e., stock options and RSUs, with multi-year vesting requirements); and compensation claw-back provisions requiring reimbursement or cancellation of all or a portion of any performance-based cash awards or equity incentive payments (please refer to the full policy on Nektar.com/governance).

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Utilize Independent Compensation Consulting Firm. The Organization and Compensation Committee regularly consults with an independent compensation consulting firm which provides no other services to the Company. For more information on our independent compensation consultant, please see

“Organization and Compensation Committee” under “Information About Our Board of Directors” above.

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Stockholder Outreach. We regularly meet with our stockholders to obtain feedback and discuss items of concern to them, including executive compensation. We describe stockholder outreach efforts on executive compensation in more detail below in the section titled “Role of Stockholder Say-on-Pay Votes.”

☒	No Stock Option Repricing. Our equity incentive plans prohibit us from repricing, exchanging or otherwise providing value for underwater stock options without stockholder approval.

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Elimination of Excise Tax Gross-Ups on Change of Control Payments. On April 5, 2011, we amended our CIC Plan to eliminate any “gross up” payments for any excise taxes imposed on participants who became eligible to participate in the plan after January 1, 2010 (for prior participants, the provision remains in effect).

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No Accelerated Vesting of Equity Awards on Termination. Whether one of our NEOs is terminated by the Company without cause or resigns for good reason, our severance arrangements do not provide for accelerated vesting of outstanding equity awards (other than in connection with a qualifying termination after a change of control as provided in the CIC Plan).

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No Inclusion of the Value of Equity Awards in Severance Calculations. Our post-termination and change of control severance arrangements do not include the value of equity awards in annual compensation for purposes of determining cash severance amounts.

☒	No Fixed Employment Terms. We do not have employment contracts with our executive officers that provide for a guaranteed term of employment.

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No Funded Pension or Retirement Plans. We do not provide any guaranteed or funded retirement plan benefits other than a matching contribution of up to $6,000 for 401(k) plan participants that we make available to all employees.

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No Hedging Transactions, Share Pledging, or Short Sales by Employees or Directors. Our security trading policy prohibits any employee or director from engaging in hedging transactions, short sales or trading in any derivative security of the Company. This policy also prohibits purchasing our shares on margin. This policy permits the holding of our stock in a margin account only if an employee or director has, at all times, sufficient cash or securities other than our stock to meet a margin call.

Role of Stockholder Say-on-Pay Votes

Engaging with our stockholders helps us to understand how they view us, assists in setting goals and expectations for our performance, and identifies any emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Throughout the year, members of Investor Relations and other subject-matter experts within the Company engage with our stockholders to remain well-informed regarding their perspective on current issues, as well as to address any questions or concerns. These teams serve as liaisons between stockholders, members of senior management and the Board. Additionally, our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We seek stockholder feedback on executive compensation, governance and other matters throughout the year, concentrating our efforts on our largest stockholders.

We provide our stockholders with the opportunity to cast an annual advisory vote on our executive compensation program (referred to as a “say-on-pay vote”). At our annual meeting of stockholders held in June 2019, approximately 97.7% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. After considering the 2019 say-on-pay vote, the Organization and Compensation Committee reaffirmed the design and elements and did not make any changes to our executive compensation program in response to the 2019 say-on-pay vote. The board of directors and Organization and Compensation Committee will continue to consider the outcome of our say-on-pay proposals and direct stockholder feedback when making future compensation decisions for the NEOs.

Design and Elements of Our Compensation Program

The material elements of our current executive compensation programs for NEOs consist primarily of the following:

1.	Base Salary. Each NEO earned an annual base salary during 2019.

2.

Short-Term Incentive Compensation. Each NEO was eligible to earn an incentive cash compensation payment for the 2019 performance period based on a combination of the Company’s achievement of corporate performance objectives and individual performance.

3.

Long-Term Incentive Compensation. Each NEO was awarded annual equity grants with a mix of approximately 50% of equity award value in the form of RSUs and 50% of equity award value in the form of stock options, in each case with the equity awards granted or vesting based on an assessment of individual performance or objective achievement milestones or criteria.

Direct Compensation Mix

While we review peer group company data regarding the mix of current and long-term incentive compensation and between cash and non-cash compensation, we have not adopted any formal policies or guidelines for allocations among these various compensation elements. Our executive compensation program is predominantly performance-based. As an executive’s ability to impact operational performance increases, so does the proportion of his or her at-risk compensation. Target long-term incentive compensation grows proportionately as job responsibilities increase, which encourages our NEOs to focus on the Company’s long-term success and aligns with the long-term interests of our stockholders.

Consistent with our pay for performance philosophy, we believe that a greater component of overall direct compensation for the NEOs relative to other employees should be performance-based; therefore, in 2019 approximately 75% to 96% of total direct compensation of the NEOs was tied to Company and individual performance objectives or linked to the value of our stock price. The graphics below illustrate the mix of fixed, annual and long-term target incentive compensation we provided to our CEO. These graphics also illustrate the amount of target direct compensation tied to achievement of performance goals. In 2019, approximately 88% of total direct compensation to Mr. Robin was performance-based and not guaranteed.

50% of the annual merit-based equity awards granted to Mr. Robin in 2019 were contingent upon achievement of a performance-based milestone in addition to time-based vesting.

Use of Peer Company Data

We regularly review the compensation practices of our peer group companies identified below in response to the fast-moving nature of the biotechnology industry, including merger and acquisition activity, and changes in product pipeline and business stage. In determining the appropriate peer companies, we consider the following factors: business model; commercial and business stage and complexity; therapeutic area; status of the drug candidate pipeline; manufacturing activity (if any); technology platform; product focus and company size: revenue; market capitalization; and likelihood of competition for highly-skilled personnel. As a result of the Company having a combination of multiple drug candidates in diverse therapeutic areas, a mix of wholly-owned and partnered drug candidates, a technology platform with the potential to enable multiple drug candidates in future years, and a significant legacy proprietary manufacturing operation, it is very challenging to identify truly comparable companies.

As part of its annual process, in June 2019 the Organization and Compensation Committee reviewed our compensation peer group with the objective of aligning the Company’s market capitalization and business model with that of the peer group to be used for the 2019 annual compensation decisions. After review, Regeneron Pharmaceuticals, Inc., and Vertex Pharmaceuticals, Inc. were removed from our current peer group. Moderna and Sarepta Therapeutics were added to our current peer group. The peer group of companies considered when evaluating 2019 compensation decisions consisted of the following companies:

ACADIA Pharmaceuticals, Inc. Alexion Pharmaceuticals, Inc. Alkermes, Inc. Alnylam Pharmaceuticals, Inc. BioMarin Pharmaceutical, Inc. Bluebird Bio, Inc. Exelixis, Inc.	Incyte Corporation Ionis Pharmaceuticals, Inc. Jazz Pharmaceuticals Plc. Moderna, Inc. Neurocrine Biosciences, Inc. Sarepta Therapeutics, Inc. Seattle Genetics, Inc.

Given that certain of our peer group companies have larger or smaller market capitalizations than the Company, the Organization and Compensation Committee also reviews equity and total direct compensation data for our executives against the compensation for similarly situated executives at peer companies contained in surveys. In 2018, we adopted a value-based approach for sizing equity and Radford, part of the Rewards Solutions practice of Aon plc, our independent compensation consultant, provided recommendations which are benchmarked to the 50th percentile, and adjusted based on the Company’s performance and size relative to the peer group. Although the Organization and Compensation Committee reviewed and discussed the compensation data for the peer group companies to help inform executive compensation decisions, it does not set compensation at any specific level or percentile based solely on the peer group data. The peer group data and general industry compensation survey data is used only as one reference point taken into account in making compensation decisions. In determining total and direct compensation, the Organization and Compensation Committee considers a number of factors including an assessment of individual and company performance, competitive market practices, the number of unvested stock options held by the executive and average exercise price (i.e., the retention value) of these options, the number of unvested RSUs, the individual’s overall contributions, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining cash and equity award levels. The determination of equity grant levels is subjective, and the Organization and Compensation Committee awards equity grants at levels it believes in its judgment are reasonably competitive and consistent with our philosophy that a substantial portion of our executives’ compensation should be performance-based and help to further link the interests of our executives with those of our stockholders. The Organization and Compensation Committee does not use peer group or industry survey data as a standalone tool for setting compensation due to the unique aspects of our business and the need to attract and retain particular expert managers with unique experience and skills. However, the Organization and Compensation Committee generally believes that reviewing and analyzing this information is an important component of its executive compensation decision-making process.

Base Salary

Base salary is the initial building block of compensation for the NEOs because it provides the executives with a specified basic level of cash compensation, which we believe is important to attract and retain highly skilled and experienced executives. The Organization and Compensation Committee determines base salaries by considering competitive pay practices, cost of labor and compensation trends, individual performance and promotions, level and scope of responsibility, experience and internal pay equity. However, the Organization and Compensation Committee does not use a formula or assign a particular weight to any one factor. Rather, the determination of base salary levels is subjective, and base salaries are set at levels that the Organization and Compensation Committee believes to be reasonably competitive. In October 2019, Dr. Zalevsky was provided a base salary increase of 16.2% upon his promotion to his new position of Chief Research and Development Officer. In October 2019, Mr. Labrucherie was provided a base salary increase of 13.4% upon his promotion to his new position of Chief Operating Officer and Chief Financial Officer. In December 2019, the Organization and Compensation Committee reviewed the base salaries of the NEOs and increased the CEO base salary by 3.5% and the other NEO base salaries by 4.8% to 5.1% for 2020. Due to his hire date of December 2, 2019, Mr. Northcott did not receive an increase to his base salary in 2019. The base salary earned by each NEO during 2019 is reported below in the Summary Compensation Table – Fiscal 2017-2019.

Short-Term Incentive Compensation

Incentive Compensation Plan. We believe that our short-term incentive compensation program (“Incentive Compensation Plan”) for the NEOs rewards the achievement of important short-term objectives that advance us toward our long-term strategic objectives. Our Incentive Compensation Plan applies to all employees and all executive officers other than Mr. Robin, who is subject to his own separate annual performance-based bonus compensation arrangement with a combination of corporate and personal objectives established and evaluated by the Organization and Compensation Committee. However, Mr. Robin’s bonus arrangement for 2019 was based on substantially the same corporate objectives that we established under the Incentive Compensation Plan. Consistent with our compensation philosophy of paying for performance and maintaining a flexible approach, we use the Incentive Compensation Plan to incent the NEOs to achieve important corporate goals while at the same time encouraging and rewarding excellent individual performance by recognizing and rewarding differences in performance between individual executives.

Plan Design. The board of directors establishes a small number of important annual corporate goals each year that include clinical development, research, manufacturing, organizational and financial goals which we believe are essential to building long-term stockholder value and are used to assess annual corporate performance. The relative weightings of these corporate goals are based upon our assessment of the importance of each goal in creating long-term value for the Company and our stockholders. If we achieve the target level of performance for all of the stated goals, the overall corporate performance rating should be approximately 100%. We endeavor to select corporate goals that, if met by management, represent significant levels of annual achievement, although we believe the long-term nature of our drug development business does not lend itself to over-weighting the importance of annual goals. Following the conclusion of the annual performance period, the level of achievement for each corporate goal is assessed by the board of directors. The board determines whether each corporate goal has been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the determination of corporate performance may be adjusted upward or downward as deemed appropriate to factor in other significant corporate events, either negative or positive, that occurred during the performance period. After taking into account the level of attainment of each corporate goal and such other corporate performance factors as the board may determine appropriate in reviewing performance for a particular year, the board of directors assigns an overall corporate performance rating for the year, which may range from 0% to 200%. The Organization and Compensation Committee then confirms the corporate performance rating for purposes of the Incentive Compensation Plan. The total available bonus pool under the Incentive Compensation Plan is determined by multiplying the corporate performance rating by the aggregate target bonus of all eligible participants which includes nearly all of the Company’s full-time employees. The aggregate of all individual bonuses awarded under the plan cannot exceed the total available bonus pool so that the total cost of bonuses ultimately reflects our assessment of overall performance and is not inflated by the sum of individual performance ratings. Mr. Robin does not participate in the final selection of the corporate goals or determination of the corporate performance rating.

After the corporate performance rating is determined, the individual performance of each NEO is reviewed by the Organization and Compensation Committee in consultation with Mr. Robin (other than with respect to his own performance) in order to determine the appropriate individual performance percentage rating to be assigned to the executive for the performance period. Mr. Robin’s individual performance is separately reviewed by the Organization and Compensation Committee. Each NEO’s actual annual bonus is based on a combination of the corporate performance rating and individual performance. The Incentive Compensation Plan does not provide for a specific allocation or weighting between corporate and individual performance. The actual annual bonus awarded for each NEO is solely determined by the Organization and Compensation Committee based on criteria that includes an assessment of individual and company performance, and the maximum payout for each NEO, including Mr. Robin, could be up to 200% of his or her annual performance-based compensation target (or, by the same token, an individual executive’s award could be reduced to 0% based on individual performance regardless of the corporate performance rating).

Target Annual Short-Term Incentive Compensation for 2019. The NEOs were each assigned a target annual incentive for 2019 ranging from 50% to 85% of base salary. In 2019, Mr. Labrucherie’s bonus percentage increased from 50% to 75% upon his promotion to the position of Chief Operating Officer and Chief Financial Officer; and Dr. Zalevesky’s bonus percentage increased from 50% to 60% upon his promotion to the position of Chief Research and Development Officer. The table below shows the target annual incentive assigned by us to each NEO as of December 2019 both as a dollar amount and as a percentage of base salary.

Name	Target Annual Incentive for 2019 ($)	Target Annual Incentive for 2019 (% of Base Salary)
Howard W. Robin	864,790	85%
Gil M. Labrucherie	562,500	75%
John Northcott	0	0%
Jillian B. Thomsen	228,500	50%
Jonathan Zalevsky, Ph.D.	390,000	60%

Company Performance Objectives. The 2019 corporate objectives and relative weightings assigned to each objective were as follows:

Objective	Target %
Clinical
Objectives related to NKTR-214 clinical study enrollment	25%
Objective related to NKTR-181 approval	10%
Objective related to NKTR-262 and NKTR-214 combination clinical study	15%
Objective related to NKTR-358 phase 1 clinical study	10%
Objective related to NKTR-255 clinical study enrollment	5%
Research
Objective related to advancing IND enabling work for NKTR-230 in 2020	5%
Objective related to advancing a development candidate status to support an IND filing in 2021	5%
Manufacturing/Supply
Objective related to NKTR-214 scale-up to meet clinical and commercial requirements	10%
Objective related to manufacture of NKTR-181 for commercial supply	5%
Corporate and Financial
Objective related to putting into place strategic resources and infrastructure to support immuno-oncology program	5%
Objective related to year-end cash position (not including payments from new collaborations, financings, or stock option exercise proceeds)	5%

These performance objectives served as the corporate performance objectives under the Company’s Incentive Compensation Plan. This weighting of objectives is a reflection of our long-term focus as a research-based development stage biopharmaceutical company with the goal of building a broad, robust and diverse pipeline of proprietary drug candidates. We believe this mix of corporate goals represents objectives important to building the long-term foundation of our business. A corporate performance rating in excess of 100% can only be achieved if the Organization and Compensation Committee determines that the goal achievement for one or many of the goals substantially and qualitatively exceeded the target metrics, or the Organization and Compensation Committee uses its discretion to factor in other significantly positive corporate events that occurred during the performance period. The maximum potential corporate performance rating is 200%.

Actual Annual Incentives Earned for 2019. Management prepared a report on the status of achievement of the 2019 corporate objectives that was reviewed by the Organization and Compensation Committee. The Organization and Compensation Committee determined that seven of the corporate goals identified above were met, one goal was significantly exceeded, three goals were partially met, and one goal was not met resulting in a 63% aggregate corporate performance achievement.

The Organization and Compensation Committee, in consultation with Mr. Robin, determined an individual performance rating for each of the NEOs excluding Mr. Robin, whose performance is determined independently by the Organization and Compensation Committee without his participation. Consistent with standards used to determine annual incentive awards for all employees and our objective to tie pay to performance, the NEOs are eligible to earn annual bonus awards that exceed the corporate performance rating if their rating is “exceptional” or “exceeds expectations.” Employees with ratings of “solid performer,” “needs improvement” or “does not meet expectations” received awards below the corporate performance rating level, and in some cases, they received bonuses significantly below that level or no bonus award at all.

The Organization and Compensation Committee considered a number of performance factors in determining each executive’s performance rating and associated annual incentive awards, including specific accomplishments of each NEO, the effectiveness of leadership within the NEO’s functional area, the level of their contributions to the achievement of the corporate objectives, the achievement of certain outcomes that were not corporate objectives but nonetheless important projects at the Company, and the ability to effectively work with other members of the management team. Although the Organization and Compensation Committee determined that the NEO’s individual performance merited annual bonus awards, Nektar’s Executive Committee (which is comprised of the NEOs and other executives) opted to forego their individual annual cash bonus awards completely to underscore their commitment to the long-term performance of the Company and to reinforce a culture of leadership accountability in a year overall corporate performance did not meet their expectations. The table below includes the actual cash 2019 bonuses, as a percentage of the target bonus, that we awarded the NEOs for 2019. The long-term incentive compensation equity awards granted to the NEOs, which included a 2019 annual equity award and an additional equity award, are discussed in the next section.

Name	Actual Bonus as a Percentage of Target Bonus for Entire 2019 Year (%)
Howard W. Robin	0%
Gil M. Labrucherie	0%
John Northcott (1)	0%
Jillian B. Thomsen	0%
Jonathan Zalevsky, Ph.D.	0%

(1)	Mr. Northcott was not eligible for an annual bonus due to his hire date of December 2, 2019.

The amount of each NEO’s bonus for the 2019 fiscal year are reported in the Summary Compensation Table – Fiscal 2017-2019.

Long-Term Incentive Compensation: Equity Awards

Overview. In accordance with our objective of aligning executive compensation with our stockholders’ interests, our current long-term incentive program for the NEOs generally consists of annual awards of equity compensation that are subject to a multi-year vesting schedule. We believe that equity compensation is a very effective tool to align the interests of our NEOs with the interests of our stockholders. Consistent with the 2018 program, the 2019 annual equity awards included a mix of approximately 50% in the form of stock options and 50% in the form of RSUs, with the number of RSUs are determined by treating each RSU as the equivalent of two stock options. This ratio converts stock options to RSUs using a slight discount to the stock option fair value disclosed in the Summary Compensation Table – Fiscal 2017-2019 to recognize that RSUs each represent a full value share. Fifty percent (50%) of the 2019 annual stock option and RSU grants are subject to performance-based vesting conditions as well as a time-based vesting requirement. Annual stock options vest monthly over four years and annual RSUs vest quarterly over three years.

Performance-Based Equity Compensation Program. In 2012, we established a performance-based equity program for our executive officers. Under this program, 50% of the annual equity awards granted to our executive officers each year have been made in the form of performance-based equity awards that vest based on time-based vesting schedules plus a separate independent performance condition that must also be achieved within five years of grant. The performance criteria for 2019 is the Company’s achievement of two (2) of the following five (5) events: (i) filing two (2) IND applications with the FDA for drug candidates wholly-owned by the Company; (ii) two clinical collaborations with significant co-funding support of at least thirty percent (30%) of clinical study costs involving Company proprietary drugs; (iii) a judgment by a federal court that a Company-owned patent validly covers a third party product or the settlement of a patent litigation resulting in a payment to Company; (iv) the filing of an NDA by the FDA for a Company proprietary drug; and (v) the approval of an NDA by the FDA for a Company proprietary drug. In setting this performance hurdle, the Organization and Compensation Committee believed it would be challenging to achieve and, if achieved, would help create long-term stockholder value. We believe that the advancement of the late stage drug candidate pipeline is a critical catalyst to stockholder value creation.

Actual Long-Term Incentives Awarded. Consistent with our annual performance review process, the NEOs received an annual equity award in December 2019. Our independent compensation consultant provided data created in December 2019 indicating that the CEO’s and NEO’s 2018 total compensation was around the median for comparable positions. Each of the NEOs received a decrease in their annual equity grant values as compared to 2018 to reflect the market data and change in peer group. The 2019 award to our CEO, Mr. Robin, reflected the median CEO grant value of the 2019 peer group.

In 2018, we adopted a value-based approach for sizing equity, consistent with market practices. In determining the grant levels for equity awards, we consider a number of factors including an assessment of individual performance, competitive market practices, the number of unvested RSUs and stock options held by the executive and average exercise price (i.e., the retention value) of these stock options, the individual’s overall contributions, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining equity award levels. Rather, the determination of equity grant levels is subjective, and the Organization and Compensation Committee awards equity grants at levels it believes in its judgment are reasonably competitive and consistent with our philosophy that a substantial portion of our executives’ compensation should be performance-based and help to further link the interests of our executives with those of our stockholders, as well as to provide a retention incentive for the executive as well as an additional incentive to help create value for our stockholders.

In connection to their promotions, we granted additional stock option and RSU awards to Dr. Zalevsky and Mr. Labrucherie upon attaining the positions of Chief Research and Development Officer, and Chief Operating and Chief Finance Officer, respectively, in October 1, 2019. We determined the size of promotion equity (stock option and RSU) grants for Dr. Zalevsky and Mr. Labrucherie in relation to a combination of factors including market data, their individual performance, expected contributions to the Company, internal pay equity, the number of unvested stock options and RSUs held (including the average exercise price) and retention value. The promotion stock option awards vest monthly over a period of four years from the grant date and promotion RSUs vest quarterly over three years. We believe these promotional equity grants provide significant retention incentives for Dr. Zalevsky and Mr. Labrucherie, as well as aligning their long-term compensation with value creation for our stockholders.

We also granted an equity award to Mr. Northcott in connection with his hiring as the Company’s Senior Vice President and Chief Commercial Officer. We determined the size of Mr. Northcott’s equity grant awards during the process of negotiating his overall compensation package so as to create a sufficient long-term incentive package to secure his skills and experience in building and managing commercial organizations. Consistent with market practice, the size of the new hire equity grant (which included a stock option grant and RSU grant) is several multiples of anticipated annual award levels. The stock option grant vests over four years with 25% of the stock option vesting on the one-year anniversary of Mr. Northcott’s employment start date and the remainder vesting monthly over the following three years. The RSU grant vests over four years with 25% of the RSU award vesting on the next quarterly RSU processing date one year after the vesting commencement date and the remainder vesting quarterly over the following three years in substantially equal installments on each RSU processing date.

In addition to the 2019 annual equity award, the Organization and Compensation Committee awarded an additional stock option grant to all Executive Committee members as a recognition that they had voluntarily forgone their cash bonus that they otherwise would have earned based on the Organization and Compensation Committee’s determination of corporate performance for 2019. With the Executive Committee members having relinquished immediate compensation that would have been paid in cash, we believe these stock options provide an incentive for retaining the executives, as well as aligning their long-term compensation with value creation for our stockholders. Our independent compensation consultant, Radford, assisted in determining the amount of the award that was commensurate with the approximate amount of the cash bonus that each executive would have otherwise received. These grants vest monthly over four years.

Effective January 1, 2019 the Organization and Compensation Committee approved ownership guidelines for our executive officers, such that the CEO should own shares of our common stock equal to at least three times his or her base salary, and the NEOs should own shares of our common stock equal to at least one time his or her base salary. The minimum stock ownership level is to be achieved by each executive officer within five years of the date of his or her appointment to executive officer. As of December 31, 2019, each NEO met the minimum stock ownership guidelines or was within the five-year grace period provided by the plan. The number of shares of common stock subject to stock option and RSU awards granted to each NEO during 2019 and the grant-date fair value of these equity awards is presented in the Grants of Plan Based Awards in 2019 table below. A description of the material terms of the 2019 equity awards is presented in the narrative section following that table.

Severance and Change of Control Benefits

If the employment of an NEO is terminated by us without cause or by the executive for a designated good reason outside of the context of a change of control transaction, the executive would be entitled to severance benefits under the applicable agreement he or she entered into with the Company. Generally, these severance benefits include a cash severance payment based on the executive’s then-current base salary and the amount of his or her target annual incentive bonus, payment of COBRA premiums for up to a maximum of eighteen (18) months, and an additional twelve-month period to exercise vested stock options (an eighteen-month period for Mr. Robin, and a three-month period for Dr. Zalevsky). In order to attract and retain these NEOs in a competitive environment for highly skilled senior executive talent in the biotechnology and pharmaceutical industry and to provide an incentive to obtain a broad release of claims in favor of the Company, we determined it was often necessary to offer each of them severance benefits in the case of a termination without cause or constructive termination outside the context of a change of control transaction. Many companies provide severance benefits for similar types of terminations of employment, and we believe that it is important for us to offer these severance benefits in order to continue to provide a competitive total compensation program. These NEOs would also be entitled to certain termination benefits upon a termination of employment because of death or disability.

We also maintain a Change of Control Severance Benefit Plan (the “CIC Plan”) that provides the NEOs with certain severance benefits if their employment is terminated in connection with a change of control. The CIC Plan was originally established in 2006, and no amendments have been made to the plan since that time that would increase the severance benefits available under the CIC Plan. Severance benefits under the CIC Plan are structured on a “double-trigger” basis, meaning that the executive must experience a termination without cause or resign for a specifically defined good reason in connection with the change of control in order for severance benefits to become payable under the CIC Plan. Like the severance benefits under the letter agreements, we believe that these change of control severance benefits are an important element of a competitive total compensation program. Additionally, we believe that providing change of control benefits should eliminate, or at least reduce, any reluctance of our NEOs and other key employees covered by the CIC Plan to diligently consider and pursue potential change of control opportunities that may be in the best interests of our stockholders. At the same time, by providing change of control benefits only upon the occurrence of an additional triggering event occurring in connection with the change of control transaction resulting in a job loss, we believe that this CIC Plan helps preserve the value of our key personnel for any potential acquiring company.

Under the CIC Plan, the executive would be entitled to accelerated equity award vesting upon a termination described above. The other severance benefits under the CIC Plan are generally similar to the severance benefits described above; however, Mr. Robin’s cash severance would cover the two-year period following termination and Company-paid COBRA coverage would be eighteen months. Outplacement services received within twelve months following separation, up to a maximum of $5,000, are provided to all participants. In addition, each of the NEOs would be entitled to full equity vesting and, except for Dr. Zalevsky and Mr. Northcott, a “gross up” payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code once a 10% cutback threshold is exceeded. The excise tax gross-up was included in the CIC Plan as originally adopted in 2006 to make the participants whole for any adverse tax consequences to which they may become subject under Section 4999 of the Internal Revenue Code and to avoid unintended differences in net severance based on individual factors like the date of hire and past option exercise decisions, which preserves the level of change of control severance protections that we have determined to be appropriate. At the time the CIC Plan was established, we believed this excise tax gross-up protection was a reasonable part of a competitive total compensation package and generally consistent with industry practice at the time. On April 5, 2011, the board of directors amended the CIC Plan to eliminate any “gross up” payments for any excise taxes imposed under Section 4999 of the Internal Revenue Code for participants who became eligible to participate in the CIC Plan on or after January 1, 2010. The board of directors decided to eliminate this tax gross-up provision under the plan for new participants based on its review of current industry practices.

The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs.

Other Benefits

We believe that establishing competitive benefit packages for employees is an important factor in attracting and retaining highly-qualified personnel, including the NEOs. The NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability insurance, commuting benefits, employee stock purchase plan and the 401(k) plan, in each case generally on the same basis as other employees. We do not offer a tax-qualified defined-benefit pension plan or any non-qualified defined benefit retirement plans, nor do we provide material perquisites to our executives. In 2019, we offered Mr. Robin the benefit of third party local ground transportation. These ground transportation benefits serve business purposes, such as allowing Mr. Robin to safely increase his productivity by attending to business matters while in transit.

Other Compensation Policies and Practices

Claw-Back Policy

We maintain a performance-based compensation recovery (“clawback”) policy which provides that, in the event that we are required revise our financial results, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been based on the revised financial results. This policy applies to any incentive compensation that is either granted or paid at any time during the period of three full fiscal years prior to the date on which the financial results applicable to such award or payment are revised.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. In addition, under the Tax Act, once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the company. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a covered executive will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as November 2, 2017 or transitional relief for applicable to certain newly public companies. These changes will cause more of our compensation to be non-deductible under Section 162(m) in the future and will eliminate the Company’s ability to structure performance-based awards to be exempt from Section 162(m).

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Organization and Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. While the Organization and Compensation Committee is mindful of the benefit of the full deductibility of compensation, it believes that we should not be constrained by the requirements of Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Organization and Compensation Committee has not adopted a policy that would require that all compensation be deductible, though it does consider the deductibility of compensation when making compensation decisions. The Organization and Compensation Committee may authorize compensation payments that are not fully tax deductible if it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This cost is recognized as an expense following the straight-line attribution method over the requisite service period. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from such awards.

COMPENSATION COMMITTEE REPORT

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

The Organization and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and in our 2020 proxy statement. This report is provided by the following independent directors, who currently comprise the committee:

Lutz Lingnau—Chairman

Jeff Ajer

Karin Eastham

R. Scott Greer

SUMMARY COMPENSATION TABLE—FISCAL 2017-2019

The following table shows, for the fiscal year ended December 31, 2019, compensation awarded to or earned by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2019 (the “NEOs”). To the extent any NEOs were also named executive officers for the fiscal years ended December 31, 2018 or December 31, 2017, compensation information for our 2018 and 2017 fiscal years is also presented for such executives.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus (S) (d)		Stock Awards ($)(1)(3) (e)	Option Awards ($)(2)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	All Other Compensation ($) (i)		Total ($) (j)
Howard W. Robin	2019	1,017,400				4,100,860	4,652,065	0	168,925	(5)	9,939,250
President and Chief Executive Officer	2018	968,921				4,998,206	5,618,256	1,647,100	98,184		13,330,667
	2017	940,700				6,884,888	8,544,658	1,599,190	127,975		18,097,411

Gil M. Labrucherie	2019	683,325				3,131,971	3,661,047	0	12,498	(6)	7,488,841
Chief Operating Officer and Chief Financial Officer	2018	631,696				2,099,320	2,359,382	631,600	11,930		5,733,928
	2017	607,400				2,958,794	3,672,084	531,475	10,338		7,780,091

John Northcott	2019	56,250	(8)	200,000	(7)	3,895,980	2,189,480	0	13,313	(9)	6,355,023
Senior Vice President and Chief Commercial Officer

Jillian B. Thomsen	2019	457,000				649,340	795,957	0	13,787	(10)	1,916,084
Senior Vice President Finance and Chief Accounting Officer	2018	435,000				4,461,658	899,489	424,100	13,347		6,233,595

Jonathan Zalevsky, Ph.D.	2019	582,000				3,131,971	3,552,0062	0	8,120	(11)	7,274,153
Chief Research and Development Officer

(1)

Amounts reported represent the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of the Company’s common stock on the grant date and excluding the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

(2)

Amounts reported represent the aggregate grant date fair value of the stock options granted in the applicable year computed in accordance with FASB ASC Topic 718, which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

(3)

As noted in the Compensation Discussion and Analysis above, 50% of the annual equity awards granted to the NEOs in 2017, 2018 and 2019 were performance-based and vest only to the extent a specified performance-based vesting condition is satisfied within 5 years of grant. If the performance-based vesting condition is satisfied, then the performance-based equity awards also remain subject to a time-based vesting requirement. The amounts reported in the “Stock Awards” and “Option Awards” column of the table for 2017, 2018 and 2019 include the grant date fair value of performance-based RSUs and stock options, as applicable for the year, based on the probable outcome (determined as of the grant date in accordance with generally accepted accounting principles) of the performance-based conditions applicable to the awards. The probable grant date fair value for these awards was determined assuming that the underlying performance-

based vesting condition would be achieved (i.e., the maximum achievement of applicable performance conditions).
(4)

Amounts reported for 2017, 2018 and 2019 represent amounts earned under the Incentive Compensation Plan for that year or, for Mr. Robin, under his amended and restated offer letter effective as of December 1, 2008.

(5)

Includes (i) $59,034 for local ground transportation provided by a third party service provider, (ii) tax reimbursements of $50,187 for such third party local ground transportation, (iii) life insurance premiums of $53,704 and (iv) a $6,000 contribution to the Company’s 401(k) plan. The allowance for third party local ground transportation was valued based on the amounts reimbursed directly to Mr. Robin or the service provider, as applicable.

(6)

Includes (i) life insurance premiums of $2,385, (ii) a $6,000 contribution to the Company’s 401(k) plan, (iii) $273 for parking, (iv) a $238 public transit pass and (v) $202 for tax gross-ups related to parking.

(7)	$200,000 sign-on bonus related to his commencement of employment in December 2019.
(8)	Represents the pro-rated salary for Mr. Northcott from the commencement of his employment in December 2019.
(9)	Includes (i) relocation allowance of $10,000 and (ii) a $3,313 contribution to the Company’s 401(k) plan.
(10)

Includes (i) life insurance premiums of $3,657, (ii) a $6,000 contribution to the Company’s 401(k) plan, (iii) a $3,400 contribution to the Health Savings Account, (iv) $444 for parking and (v) tax gross ups of $286 related to parking.

(11)	Includes (i) life insurance premiums of $2,120 and (ii) a $6,000 contribution to the Company’s 401(k) plans.

Description of Employment Agreements

Each of the NEOs has entered into our standard form of employment agreement and an offer letter or letter agreement. The form of employment agreement provides for protective covenants with respect to confidential information, intellectual property and assignment of inventions and also sets forth other standard terms and conditions of employment. The offer letter agreements do not provide for any minimum or guaranteed term of employment. The letter agreements entered into by each of the NEOs establish the compensation arrangements following separation from us under certain circumstances. Please see “Potential Payments upon Termination or Change of Control” below for more information on these separation arrangements.

GRANTS OF PLAN BASED AWARDS IN 2019

The following table shows, for the fiscal year ended December 31, 2019, certain information regarding grants of plan-based awards to the NEOs.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)		All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)		Exercise or Base Price of Option Awards ($/ sh)(5) (k)	Grant Date Fair Value of Stock and Option Awards ($)(6) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Howard W. Robin
Annual Incentive Award	N/A	—	864,790	1,729,580
Restricted Stock Units	12/12/2019							94,100					2,050,430
Restricted Stock Units	12/12/2019				—	94,100	—						2,050,430
Stock Options	12/12/2019									167,650		21.79	2,052,958
Stock Options	12/12/2019				—	167,650	—					21.79	2,052,958
Stock Options	12/12/2019									44,600		21.79	546,149

Gil M. Labrucherie
Annual Incentive Award	N/A	—	562,500	1,125,000
Restricted Stock Units	10/1/2019							75,000					1,382,243
Stock Options	10/1/2019				—		—			150,000		18.43	1,553,595
Restricted Stock Units	12/12/2019							40,150					874,864
Restricted Stock Units	12/12/2019				—	40,150	—						874,864
Stock Options	12/12/2019									71,550		21.79	876,166
Stock Options	12/12/2019				—	71,550	—					21.79	876,166
Stock Options	12/12/2019									29,000		21.79	355,120

John Northcott
Annual Incentive Award (7)	N/A	—	—	—
Restricted Stock Units	12/02/2019							200,000	(8)				3,895,980
Stock Options	12/02/2019									200,000	(9)	19.48	2,189,480

Jillian B. Thomsen
Annual Incentive Award	N/A	—	228,500	457,000
Restricted Stock Units	12/12/2019							14,900					324,670
Restricted Stock Units	12/12/2019				—	14,900							324,670
Stock Options	12/12/2019									26,600		21.79	325,730
Stock Options	12/12/2019				—	26,600						21.79	325,730
Stock Options	12/12/2019									11,800		21.79	144,497

Jonathan Zalevsky, Ph.D.
Annual Incentive Award	N/A	—	390,000	780,000
Restricted Stock Units	10/1/2019							75,000					1,382,243
Stock Options	10/1/2019				—		—			150,000		18.43	1,553,595
Restricted Stock Units	12/12/2019							40,150					874,864
Restricted Stock Units	12/12/2019				—	40,150	—						874,864
Stock Options	12/12/2019									71,550		21.79	876,166
Stock Options	12/12/2019				—	71,550	—					21.79	876,166
Stock Options	12/12/2019									20,100		21.79	246,135

(1)

Amounts reported represent the potential short-term incentive compensation amounts payable for our 2019 fiscal year under our Incentive Compensation Plan (or for Mr. Robin, the potential amounts payable under his offer letter). The amounts reported represent each NEO’s target and maximum possible payments for 2019. Because actual payments to the NEOs could range from 0% to 200% of their target bonus, no threshold payment amount has been established for the NEOs. The actual short-term incentive bonus amount earned by each NEO for 2019 is reported in Column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table—Fiscal 2017-2019 above. Although the Organization and Compensation Committee determined that the NEO’s individual performance merited bonus awards, each of Nektar’s Executive Committee members opted to forego their individual annual cash bonus awards completely to underscore their commitment to the long-term performance of the Company and to reinforce a culture of leadership accountability.

(2)

The RSU grants are subject to both a three year time-based vesting requirement (quarterly pro-rata vesting) and the achievement of specified performance criteria within five years of grant. The stock option grants are subject to both a four-year time-based vesting requirement (monthly pro-rata vesting) and the achievement of specified performance criteria within five years of grant.

(3)	Other than the vesting schedule noted in footnote (8), these grants are subject to a three-year quarterly pro-rata vesting requirement.
(4)	Other than the vesting schedule noted in footnote (9), these grants are subject to a four-year monthly pro-rata vesting requirement.
(5)	Exercise price is the closing price of our common stock on the date of grant.
(6)

Refer to Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019 for the relevant assumptions used to determine the grant date fair value of the stock options granted during 2019. The grant date fair value of the RSUs was based on the closing price of our common stock on the grant date. The amounts reflected in this column for RSUs and stock options granted during 2019 that are subject to performance-based vesting conditions represent the grant date fair value of these awards based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based conditions applicable to the awards.

(7)	Mr. Northcott joined Nektar December 12, 2019 and therefore he was not eligible for any bonus in 2019.
(8)	This grant vests over four years with 25% vesting on February 15, 2021 and the remainder vesting over three years in equal quarterly installments.
(9)

This grant vests over a four-year period with 25% vesting on the first anniversary of the grant date and the remaining 75% of the shares vesting in equal monthly installments over the three-year period thereafter.

Description of Plan-Based Awards

Stock Options. Each stock option granted to the NEOs during 2019 may be exercised to purchase the designated number of shares of our common stock at an exercise price equal to the closing price of the underlying common stock on the grant date. Each NEO’s stock option award granted in 2019 has a maximum term of eight (8) years and is subject to a vesting schedule that requires the executive’s continued service through the vesting date. Other than the new hire grant for Mr. Northcott, the 2019 stock option awards granted to the NEOs will vest on a monthly pro-rata basis over a four-year period following the grant date.

Restricted Stock Units. Each NEO’s RSU award granted in 2019 is subject to a vesting schedule that requires the executive’s continued service through the vesting date. Other than the new hire grant for Mr. Northcott, the 2019 RSU annual awards granted to the NEOs will vest on a quarterly pro-rata basis over a three-year period following the grant date.

In December 2019, each NEOs annual merit equity award was tied to either a qualitative assessment of individual performance or objective performance milestones or criteria that were designed to be rigorous and challenging. As an example, the stock options were 50% of the equity granted to our executive officers and were made in the form of performance-based awards vesting based on the standard four-year monthly time-based vesting plus a separate performance condition that must also be achieved within five years of the grant date and before the executive officer is permitted to exercise the performance-based stock option; and RSUs vesting based on the standard three-year quarterly time-based vesting plus a separate performance condition that must also be achieved before the RSU is released.

The performance criteria for the 2019 awards is the Company’s achievement of two (2) of the following five (5) events: (i) filing two (2) INDs with the FDA for drug candidates wholly-owned by the Company; (ii) two (2) clinical collaborations with significant co-funding support of at least thirty percent (30%) of costs from clinical studies involving Company proprietary drugs; (iii) a judgment by a federal court that a Company-owned patent validly covers a third party product or the settlement of a patent litigation resulting in a payment to Company; (iv) the filing of an NDA by the FDA for a Company proprietary drug; and (v) the approval of an NDA by the FDA for a Company proprietary drug.

Any stock options or RSUs that are unvested upon an NEO’s termination of continuous employment or services will be forfeited without any value, unless the termination of continuous service is a result of death, in which event, subject to any restrictions in the stock option or RSU agreement or equity incentive plan, the stock option would become fully vested and exercisable as of the date of death and the RSU would become fully vested and released as of the date of death. For Messrs. Robin and Northcott, in accordance with their letter agreements, if any stock options are unvested upon a termination of continuous employment as a result of a disability, 50% of the unvested stock options would become fully vested and exercisable as of the date of termination. In accordance with the letter agreements for the NEOs described above, any stock options that are vested upon termination of continuous service by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan) will remain outstanding and exercisable for eighteen (18) months for Mr. Robin, twelve (12) months following termination for Messrs. Labrucherie and Northcott and Ms. Thomsen, and three (3) months for Dr Zalevsky. This exercise period is also twelve (12) months if the termination of employment or continuous services is because of disability and is eighteen (18) months if the termination is a result of death. We also have the discretion to extend the applicable exercise period in connection with other terminations of employment. Any vested stock options that are not exercised within the applicable post-termination of employment exercise period will terminate.

Under the terms of the 2017 Plan, if there is a change of control of the Company, outstanding awards granted under the plan will generally become fully vested and, in the case of stock options, exercisable, unless the Organization and Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any stock options that become vested in connection with a change of control generally must be exercised prior to the change of control, or they will be cancelled in exchange for the right to receive a cash payment in connection with the change of control transaction. In addition, outstanding awards held by our NEOs may vest, upon certain terminations of the NEO’s employment without cause or for a good reason resignation in connection with a change of control and in connection with terminations of employment resulting from disability or death. Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the vesting that may occur in such circumstances.

In 2019 each NEO’s stock option and RSU award was granted under, and is subject to the terms of, the 2017 Plan. The plan is administered by the Organization and Compensation Committee, and this committee has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding equity awards to reflect certain corporate transactions and making provision to ensure that participants satisfy any required withholding taxes.

The NEOs are not entitled to any dividend equivalent rights on their stock option or RSU awards, and stock option and RSU awards are generally only transferable to a beneficiary of an NEO upon his death.

Short-Term Incentive Compensation. All of the NEOs were eligible to earn a short-term incentive compensation payment under the Incentive Compensation Plan or, for Mr. Robin, under an arrangement that mirrors the Incentive Compensation Plan. These opportunities are reflected in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the table above. Please see “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Short-Term Incentive Compensation” for a description of the material terms of the Incentive Compensation Plan and Mr. Robin’s related short-term incentive compensation arrangement. Although the Organization and Compensation Committee determined that the NEO’s individual 2019 performance merited bonus awards, each of Nektar’s Executive Committee members opted to forego their individual annual cash bonus awards completely to underscore their commitment to the long-term performance of the Company and to reinforce a culture of leadership accountability.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019

The following table includes certain information with respect to the value of all unexercised stock options and outstanding equity awards previously awarded to the NEOs as of December 31, 2019.

		Option Awards							Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)		Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)		Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (k)
Howard W. Robin	2/6/2013	225,000	0				8.80	2/5/2021
	2/6/2013	225,000	0				8.80	2/5/2021
	2/5/2014	225,000	0				12.43	2/4/2022
	2/5/2014	225,000	0				12.43	2/4/2022
	12/9/2014	195,000	0				16.305	12/8/2022
	12/9/2014	225,000	0				16.305	12/8/2022
	12/15/2015	56,250	0				15.55	12/14/2023
	12/15/2015	56,260	0)				15.55	12/14/2023
	12/13/2016	103,125	34,375	(4)			12.24	12/12/2024
	12/13/2016	103,125	34,375	(5)			12.24	12/12/2024
	12/15/2017	75,625	75,625	(4)			56.90	12/14/2025
	12/15/2017	75,624	75,626	(5)			56.90	12/14/2025
	12/15/2017								20,167	(7)	435,406
	12/15/2017								20,167	(7)	435,406
	12/14/2018	34,587	103,763	(4)			36.51	12/13/2026
	12/14/2018	0			138,350	(6)	36.51	12/13/2026
	12/14/2018								45,364	(7)	2,031,619
	12/14/2018											68,450	(8)	2,031,619
	12/12/2019	0	167,650	(4)			21.79	12/12/2027
	12/12/2019	0			167,650	(6)	21.79	12/12/2027
	12/12/2019	0	44,600	(4)			21.79	12/12/2027
	12/12/2019								94,100	(7)	935,238
	12/12/2019											94,100	(8)	1,477,836
Gil M. Labrucherie	2/6/2013	75,000	0				8.80	2/5/2021
	2/6/2013	75,000	0				8.80	2/5/2021
	2/5/2014	85,000	0				12.43	2/4/2022
	2/5/2014	85,000	0				12.43	2/4/2022
	12/9/2014	57,500	0				16.305	12/8/2022
	12/9/2014	87,500	0				16.305	12/8/2022
	12/15/2015	22,000	0				15.55	12/14/2023
	12/15/2015	22,000	0				15.55	12/14/2023
	6/1/2016	87,500	12,500	(4)			15.53	5/30/2024
	12/13/2016	37,500	12,500	(4)			12.24	12/12/2024
	12/13/2016	37,500	12,500	(5)			12.24	12/12/2024
	12/15/2017	32,500	32,500	(4)			56.90	12/14/2025
	12/15/2017	32,499	32,501	(5)			56.90	12/14/2025
	12/15/2017								8,667	(7)	187,121
	12/15/2017								8,667	(7)	187,121
	12/14/2018	14,525	43,575	(4)			36.51	12/13/2026
	12/14/2018	0			58,100	(6)	36.51	12/13/2026
	12/14/2018								19,167	(7)	413,816
	12/14/2018											28,750	(8)	620,713
	10/01/2019	6,250	143,750	(4)			18.43	10/1/2027
	10/01/2019								68,750	(7)	1,484,313
	12/12/2019	0	71,550	(4)			21.79	12/12/2027
	12/12/2019	0			71,550	(6)	21.79	12/12/2027
	12/12/2019	0	29,000	(4)			21.79	12/12/2027
	12/12/2019								40,150	(7)	866,839
	12/12/2019											40,150	(8)	866,839

		Option Awards							Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)		Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)		Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (k)
John Northcott	12/2/2019	0	200,000	(9)			19.48	12/2/2027
	12/2/2019								200,000	(10)	4,318,000
Jillian B. Thomsen	2/8/2012	37,500	0				7.21	2/7/2020
	2/6/2013	37,500	0				8.80	2/5/2021
	2/6/2013	37,500	0				8.80	2/5/2021
	2/5/2014	42,500	0				12.43	2/4/2022
	2/5/2014	42,500	0				12.43	2/4/2022
	12/9/2014	50,000	0				16.305	12/8/2022
	12/9/2014	50,000	0				16.305	12/8/2022
	12/15/2015	18,750	0				15.55	12/14/2023
	12/15/2015	18,750	0				15.55	12/14/2023
	12/13/2016	28,125	9,375	(4)			12.24	12/12/2024
	12/13/2016	28,125	9,375	(5)			12.24	12/12/2024
	12/15/2017	13,125	13,125	(4)			56.90	12/14/2025
	12/15/2017	13,125	13,125	(5)			56.90	12/14/2025
	12/15/2017								3,467	(7)	74,863
	12/15/2017								3,467	(7)	74,863
	11/1/2018								90,000	(12)	1,943,100
	12/14/2018	5,537	16,613	(4)			36.51	12/13/2026
	12/14/2018	0			22,150	(6)	36.51	12/13/2026
	12/14/2018								7,300	(7)	157,607
	12/14/2018											10,950	(8)	236,411
	12/12/2019	0	26,600	(4)			21.79	12/12/2027
	12/12/2019	0			26,600	(6)	21.79	12/12/2027
	12/12/2019	0	11,800	(4)			21.79	12/12/2027
	12/12/2019								14,900	(7)	321,691
	12/12/2019											14,900	(8)	321,691
Jonathan Zalevksy, Ph.D.	7/31/2015	21,875	0				12.61	7/31/2023
	12/15/2015	29,688	0				15.55	12/15/2023
	5/31/2016	29,687	7,813	(4)			15.44	5/31/2024
	11/15/2016	29,687	17,188	(4)			13.93	11/15/2024
	12/13/2016	9,500	6,000	(4)			12.24	12/12/2024
	3/16/2017	11,875	9,375	(4)			15.71	3/16/2025
	4/18/2017	19,792	16,667	(4)			18.585	4/18/2025
	6/15/2017	39,584	37,500	(4)			18.09	6/15/2025
	11/15/2017	39,583	47,917	(4)			43.07	11/15/2025
	12/15/2017	16,625	21,000	(4)			56.90	12/14/2025
	12/15/2017								5,600	(7)	120,904
	6/26/2018								181,820	(11)	3,925,494
	12/14/2018	12,100	36,300	(4)			36.51	12/13/2026
	12/14/2018	0			48,400	(6)	36.51	12/13/2026
	12/14/2018								15,967	(7)	344,728
	12/14/2018											23,950	(8)	517,801
	10/01/2019	6,250	143,750	(4)			18.43	10/1/2027
	10/01/2019								68,750	(7)	1,484,313
	12/12/2019	0	71,550	(4)			21.79	12/12/2027
	12/12/2019	0			71,550	(6)	21.79	12/12/2027
	12/12/2019	0	20,100	(4)			21.79	12/12/2027
	12/12/2019								40,150	(7)	866,839
	12/12/2019											40,150	(8)	866,839

(1)	The stock options are subject to achievement of specified performance criteria as of December 31, 2019.

(2)

For all NEOs, the expiration date shown is the normal expiration date occurring on the eighth anniversary of the grant date, which is the latest date that the stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control.

(3)	Restricted stock unit market value is calculated based on $21.59 per share, the closing price of our common stock on December 31, 2019.
(4)	The stock options vest pro-rata on a monthly basis over a period of four years from the date of grant.
(5)	Specified performance criteria were met however stock options will continue to be subject to time-based vesting over a four-year period from the date of grant.
(6)	The stock options vest only after achievement of specified performance criteria and pro-rata monthly vesting over a four-year period from the date of grant.
(7)	The RSUs vest pro-rata on a quarterly basis over a three-year period from the date of grant.
(8)	The RSUs vest only after achievement of specified performance criteria and pro-rata quarterly vesting over a three-year period from the date of grant.
(9)

The stock options vest over a four year period, with the first 25% of the options vesting one year from the date of grant and the remaining portion of the options vesting pro-rata on a monthly basis over the following three years.

(10)

The RSUs over a four year period, with the first 25% of the RSUs vesting on the next RSU processing date following the vesting commencement date, and the remaining portion of the RSUs vesting pro-rata on a quarterly basis over the following three years.

(11)

The RSUs over a three year period, with the first 25% of the RSUs vesting on the next RSU processing date following the second anniversary of the vesting commencement date, and the remaining portion of the RSUs vesting pro-rata on a quarterly basis over the following year.

(12)	This grant vests quarterly in substantially equal installments on November 15, 2020, February 15, 2021, May 15, 2021 and August 2021

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table includes certain information with respect to the exercise of stock options and vesting of stock awards held by the NEOs during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Howard W. Robin	430,000	9,520,482	99,818	2,830,619
Gil M. Labrucherie	180,000	2,503,397	46,501	1,264,226
John Northcott	—	—	—	—
Jillian B. Thomsen	16,119	507,212	20,584	583,728
Jonathan Zalevsky, Ph.D.	—	—	23,033	598,723

(1)

The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying the stock options exercised.

(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the market price on the vest date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following section describes the benefits that may become payable to the NEOs in connection with their termination of employment with us or in connection with a change of control. Please see “Compensation Discussion and Analysis—Severance and Change of Control Benefits” for a discussion of how the payments and benefits presented below were determined.

Severance Benefits—No Change of Control

Messrs. Robin, Labrucherie and Northcott and Ms. Thomsen are a party to certain letter agreements or our standard form executive employment agreement, and these agreements include provisions for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan and described below), the executive would be entitled to the following severance benefits: (i) a cash severance payment equal to his or her total annual cash compensation target (including base salary and the target value of his or her annual incentive bonus, as such bonus target may be adjusted downward to take into account our performance through the fiscal quarter preceding termination), (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by him or her for up to eighteen (18) months for Mr. Robin, twelve (12) months for Messrs. Labrucherie and Northcott and Ms. Thomsen, following termination and (iii) payment of all applicable COBRA premiums for the same period as the severance benefit following the termination date. In order to receive the severance benefits described above, each executive must first execute an effective waiver and release of claims in favor of us. Each executive’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

Dr. Zalevsky is not party to a letter agreement or our standard form executive employment agreement that provides for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan and described below), Dr. Zalevsky would be entitled to the following severance benefits: (i) a negotiated cash severance payment, (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by him or her for up to three (3) months following termination and (iii) payment of all applicable COBRA premiums for the same period as the severance benefit following the termination date. In order to receive the severance benefit described above, Dr. Zalevsky must first execute an effective waiver and release of claims in favor of us. Dr. Zalevsky’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following his separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

If an NEO’s employment with us terminates due to death, the executive’s outstanding unvested stock options will become fully vested and will be exercisable for up to eighteen months following termination pursuant to the terms of the Company’s equity incentive compensation plans and agreements. The NEO’s RSUs will become fully vested and released. In addition, in the case of Messrs. Robin and Northcott, the executive’s estate would be entitled to a pro-rata portion of the target annual incentive bonus for the year in which his death occurred. As Mr. Northcott was not eligible for bonus in 2019, this provision becomes effective in 2020.

If an NEO terminates employment with us as a result of disability, vested stock options will be exercisable for up to twelve months following termination pursuant to the terms of the Company’s stock option agreement. For Messrs. Robin and Northcott, they are each also entitled to have 50% of outstanding unvested stock options become fully vested upon disability for stock options granted under the equity plan in place at time of grant in accordance with the terms and conditions of their letter agreements. The NEO’s unvested RSUs are forfeited. In addition, pursuant to their offer letter agreements, Messrs. Robin and Northcott would each be entitled to receive a pro-rata portion of the executive’s target annual incentive bonus for the year of termination in the event of a termination due to disability. As Mr. Northcott was not eligible for bonus in 2019, this provision becomes effective in 2020.

Pursuant to our standard form employment agreement, following a termination of employment, each NEO will be subject to an indefinite restriction on the disclosure of our confidential information and a one-year non-solicitation restriction covering our customers and employees.

The following table lists the estimated amounts that would become payable to each of the NEOs under the circumstances described above, assuming that the applicable triggering event occurred on December 31, 2019.

Executive & Triggering Event	Estimated Value of Cash Severance ($)		Estimated Value of COBRA Benefits ($)(1)		Estimated Value of Vesting Acceleration ($)(2)	Estimated Value of Pro-Rata Bonus ($)	Estimated Total ($)
Howard W. Robin
Without Cause or Good Reason	1,882,190		49,494		N/A	N/A	1,931,684
Disability	N/A		N/A		321,406	864,790	1,186,196
Death	N/A		N/A		8,039,935	864,790	8,904,725
Gil M. Labrucherie
Without Cause or Good Reason	1,312,500		35,589		N/A	N/A	1,348,089
Disability	N/A		N/A		0	N/A	0
Death	N/A		N/A		5,390,509	N/A	5,390,509
John Northcott
Without Cause or Good Reason	1,012,500		49,494		N/A	N/A	1,061,994
Disability	N/A		N/A		211,000	N/A	211,000
Death	N/A		N/A		4,740,000	N/A	4,740,000
Jillian B. Thomsen
Without Cause or Good Reason	685,500		35,589		N/A	N/A	721,089
Disability	N/A		N/A		0	N/A	0
Death	N/A		N/A		3,305,517	N/A	3,305,517
Jonathan Zalevsky, Ph. D.
Without Cause or Good Reason	N/A	[3]	N/A	[3]	N/A	N/A	N/A	[3]
Disability	N/A		N/A		0	N/A	0
Death	N/A		N/A		9,052,715	N/A	9,052,715

(1)	The value of COBRA benefits are based upon actual rates as of December 2019.
(2)

For purposes of this table, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on the last trading day of the fiscal year ended December 31, 2019 ($21.59), (ii) the value of any stock options that may be accelerated is equal to the full “spread” value of such awards on that date, and (iii) the value of any RSUs that may be accelerated is equal to the underlying shares multiplied by $21.59.

(3)

Dr. Zalevsky is not party to a letter agreement or our standard form executive employment agreement that provides for severance benefits upon certain terminations of employment that are not related to a change of control.

Severance Benefits—Change of Control

Each of the NEOs is covered under the CIC Plan. The CIC Plan provides for certain severance benefits to these executives and our other employees covered by the plan upon certain terminations of employment occurring in connection with a change of control of us.

If a change of control of the Company occurs, each NEO will be entitled to severance benefits under the CIC Plan if the executive’s employment is terminated by us or a successor company without cause or by the executive for good reason, in each case within a period generally beginning on the date the agreement providing for a change of control is executed and ending twelve months following the change of control. Severance benefits under the CIC Plan include: (i) a cash severance payment equal to twelve (12) months of base salary (twenty-four (24) months for Mr. Robin) and the target value of the executive’s annual incentive bonus; (ii) payment by us of the same portion of the executive’s COBRA premiums as we pay for active employees’ group health coverage for up to twelve (12) months (eighteen (18) months for Mr. Robin) following termination; (iii) provision of up to $5,000 for outplacement services received within twelve (12) months following termination; (iv) accelerated vesting of all outstanding stock options and other outstanding equity awards; and (v) other than in the case of Dr. Zalevsky and Mr. Northcott, a “gross up” payment to compensate the executive for excise taxes (if any) on payments that are considered “parachute payments” under Section 280G of the Internal Revenue Code and therefore subject to an excise tax imposed under Section 4999 of the Code, but only to the extent the excise tax cannot be avoided by reducing the severance benefits by an amount not exceeding 10% such that the executive receives a greater-after tax amount as a result of the “cut-back” in benefits. In April 2011, the board of directors amended the CIC Plan so that this “gross up” benefit is not available for new hires following January 1, 2010 but is grandfathered for employees who joined the CIC Plan before that date so long as they are not promoted to a position such that he or she would be entitled to additional benefits under the plan. Accordingly, Dr. Zalevsky and Mr. Northcott are not entitled to this “gross up” benefit as they joined the CIC Plan after January 1, 2010. In order to receive the severance benefits described above, the executive must first execute an effective waiver and release of claims in favor of us pursuant to a separation and release agreement. Each executive’s cash severance payment will ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

For the purposes of the CIC Plan, a good reason resignation means a resignation upon the occurrence of one or more of the following events: (i) assignment of any authority, duties or responsibilities that results in a material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to the change of control; (ii) assignment to a work location more than 50 miles from the executive’s immediately previous work location, unless such reassignment of work location decreases the executive’s commuting distance from his or her residence to the executive’s assigned work location; (iii) a material diminution in the executive’s monthly base salary as in effect on the date of the change of control or as increased thereafter; (iv) notice to the executive by us or the successor company during the 12-month period following the change of control that the executive’s employment will be terminated under circumstances that would trigger severance benefits under the CIC Plan but for the designation of a date for termination that is greater than 12 months following the change of control and (v) for Mr. Robin, if he does not serve in his same position in the successor company or is not appointed to the board of directors of the successor company. In order for a good reason resignation to occur, the executive must first give us timely written notice of the grounds for good reason resignation, and we must have failed to cure such condition after a period of 30 days.

Pursuant to the CIC Plan, the separation and release agreement that each of the NEOs will be required to execute to receive severance benefits under the plan will also require each executive to agree to continue to be subject to the restrictions on the disclosure of our confidential information in his or her employment agreement, to non-solicitation restrictions and to certain other restrictions.

Had a change of control occurred (where outstanding equity awards were assumed, continued or substituted by a successor entity) during the 2019 fiscal year and had the employment of each of the NEOs terminated on December 31, 2019 under one of the qualifying circumstances described above, each executive would have been entitled to receive the estimated benefits set forth in the table below.

Name	Estimated Value of Cash Severance ($)	Estimated Value of COBRA and Outplacement Benefits ($)(1)	Estimated Value of Vesting Acceleration ($)(2)	Estimated Value of Excise Tax Gross-Up ($)	Estimated Total ($)
Howard W. Robin	3,764,380	49,494	8,039,935	0	11,853,809
Gil M. Labrucherie	1,312,500	35,589	5,390,509	0	6,738,598
John Northcott	1,012,500	27,826	4,740,000	0	5,780,326
Jillian B. Thomsen	685,500	35,589	3,305,517	0	4,026,606
Jonathan Zalevsky, Ph.D.	1,040,000	49,494	9,052,715	0	10,142,209

(1)	This amount includes estimated COBRA premiums based upon actual rates as of December 2019 and up to $5,000 for outplacement services.

(2)

Pursuant to the terms of our equity compensation plans, these NEOs would also have been entitled to this same full equity acceleration (i) if a corporate transaction (as defined in the applicable plan) occurred and the surviving or acquiring corporation refused to assume outstanding equity awards or substitute similar replacement awards for outstanding equity awards or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the combined voting power of our shares in a transaction that is not a corporate transaction as defined in the applicable plan. See note (2) to the table above for the calculation of these amounts.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our President and CEO Mr. Howard Robin, and the ratio of these two amounts.

We have estimated the median of the 2019 annual total compensation of our employees, excluding Mr. Robin, to be $152,663. The annual total compensation of our President and CEO, as reported in the Summary Compensation Table – Fiscal 2017-2019 is $9,939,250. The ratio of the annual total compensation of our President and CEO to the estimated median of the annual total compensation of our employees was 65 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We selected December 31, 2019 as the date to identify our median employee. We determined our median employee based on the sum of taxable wages, FASB ASC Topic 718 value of option and stock awards, and other compensation including taxable benefits of each of our employees, excluding Mr. Robin, as of December 31, 2019.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2019 and December 31, 2018 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2019	2018
Audit Fees	$1,465,751	$1,860,554
Audit Related Fees	—	—
Tax Fees	8,474	5,906
All Other Fees	2,000	5,200

Total	$1,476,225	$1,871,660

Audit Fees. This category consists of fees related to the audit of our annual consolidated financial statements and our internal control over financial reporting, review of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit, registration statements and other regulatory filings.

Tax Fees. This category consists of fees related to services provided for international tax compliance and tax consultation services.

All Other Fees. This category consists of fees related to accessing Ernst & Young LLP’s online research database in 2018.

The Audit Committee approved all fees described above.

PRE -APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Prior to Ernst & Young LLP rendering services other than audit services, the Audit Committee would review and approve such non-audit services only if such services were compatible with maintaining Ernst & Young LLP’s status as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

The Audit Committee is currently comprised of four non-employee directors, R. Scott Greer, the Chairman of the committee, Jeff Ajer, Karin Eastham and Roy A. Whitfield. Our board of directors determined that Messrs. Greer, Ajer and Whitfield and Ms. Eastham meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors determined that Mr. Greer and Ms. Eastham qualify as Audit Committee financial experts as defined by SEC rules. The Audit Committee has the responsibility and authority described in the Nektar Therapeutics Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on our website at www.nektar.com.

The Audit Committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2019 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our independent registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The Audit Committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has discussed with Ernst & Young LLP that firm’s independence from management and our Company, including the matters in the written disclosures and the letter regarding independence from Ernst & Young LLP required by applicable requirements of the PCAOB. The Audit Committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Audit Committee

R. Scott Greer

Jeff Ajer

Karin Eastham

Roy A. Whitfield

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.nektar.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC is available without charge upon written request to: Secretary, Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

By Order of the Board of Directors

/s/ Mark A. Wilson

Mark A. Wilson

Senior Vice President, General Counsel and

Secretary

April 29, 2020

Exhibit A

NEKTAR THERAPEUTICS

AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (this “Plan”) of Nektar Therapeutics, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards previously intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”),

this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)

grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)

accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)

adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

3.3

Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. Subject to Section 7.1, the maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to:

(1)	29,200,000 shares of Common Stock, less

(2)	The number of any shares subject to awards granted under the Corporation’s 2012 Performance Incentive Plan (the “2012 Plan”) on or after March 31, 2017.

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.5 shares for every one share issued in connection with such award (the “Full-Value Award Ratio”). (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 150 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 29,200,000 shares.

(b)	The maximum number of shares of Common Stock subject to options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 3,000,000 shares.

(c)	Additional limits with respect to performance-based awards are set forth in Section 5.2.2.

(d)

The aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of Common Stock that may be paid or granted during any calendar year to any non-employee director shall not exceed $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan or the 2012 Plan, the Corporation’s 2008 Equity Incentive Plan, the Corporation’s 2000 Non-Officer Equity Incentive Plan, or the Corporation’s 2000 Equity Incentive Plan (collectively, the “Prior Plans”), which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan or a Prior Plan shall again be available for subsequent awards under this Plan (with any such shares increasing the Share Limit based on the Full-Value Award Ratio specified in Section 4.2 or, with respect to awards granted under a Prior Plan, the Full-Value Award Ratio as specified in such Prior Plan). Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan or a Prior Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall again be available for subsequent awards under this Plan (with any such shares increasing the Share Limit based on the Full-Value Award Ratio specified in Section 4.2 or, with respect to awards granted under a Prior Plan, the Full-Value Award Ratio as specified in such Prior Plan). In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the share limits of this Plan). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.

4.4

Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1

Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO. Each option, or portion thereof, that is not an ISO, shall be a nonqualified stock option.    The maximum term of each option (ISO or nonqualified) shall be eight (8) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2

Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock (as specified in the applicable award agreement), equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be eight (8) years.

5.1.4

Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. Notwithstanding anything in the Plan or an award agreement to the contrary, any dividends and/or dividend equivalents as to the unvested portion of an award (including, without limitation, a restricted stock award) will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2

Performance-Based Awards. The grant, vesting, exercisability or payment of performance-based awards shall depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing.

5.2.1

Performance Goals. The specific performance goals for performance-based awards may be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); working capital; stock price; total stockholder return; revenue; gross profit; operating income; net earnings (before or after interest, taxes, depreciation and/or amortization); gross margin; operating margin; net margin; return on equity or on assets or on net investment; cost containment or reduction; regulatory submissions or approvals; manufacturing production; completion of strategic partnerships; research milestones; any other measure selected by the Administrator or any combination thereof. As applicable, these terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude determinable components of any performance goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (“Adjustment Events”). The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.2

Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. The maximum number of shares of Common Stock which may be subject to performance-based awards (including performance-based awards payable in shares of Common Stock and performance-based awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 3,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1; provided that this limit shall not apply to Options and SARs (which are covered by the limit of Section 4.2(b)). The aggregate amount of compensation to be paid to any one participant in respect of all performance-based awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $5,000,000.

5.2.3

Certification of Payment. Before any performance-based award is paid under this Section 5.2, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.4

Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.3

Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan. Notwithstanding anything contained herein to the contrary, the Administrator may approve an award agreement that, upon the termination of a participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an award agreement such that (i) any or all outstanding stock options and SARs shall become exercisable in part or in full, (ii) all or a portion of the restriction or vesting period applicable to any outstanding award shall lapse, (iii) all or a portion of the performance measurement period applicable to any outstanding award shall lapse and (iv) the performance goals applicable to any outstanding award (if any) shall be deemed to be satisfied at the target, maximum or any other interim level.

5.4

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.

The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5

Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.

5.6

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean the closing price (in regular trading) for a share of Common Stock on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1

Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2

Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award);

(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or

(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months (or such other period of time as required by applicable law). In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law (including Section 409A of the Code) otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1

Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Change in Control—Assumption and Termination of Awards. Upon the occurrence of a Change in Control, then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such Change in Control. Upon the occurrence of a Change in Control, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or (unless the Administrator has provided for the termination of the award) the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the Change in Control; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the Change in Control).

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such Change in Control over the exercise or base price of the award.

Subject to applicable law, in the event of a Change in Control, the Administrator may take such action contemplated by this Section 7.2 prior to such Change in Control (as opposed to on the occurrence of such Change in Control) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the Change in Control and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right, subject to Section 409A of the Code, to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4

Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a

Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)

Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control under clause (c) above.

8.	OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)

require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)

deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Corporation, such other rate as will not cause adverse accounting consequences under generally accepted accounting principles then in effect). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1

Effective Date. This Plan is effective as of March 28, 2017, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Upon such stockholder approval, no further awards shall be granted under any Prior Plan. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2

Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3

Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4	Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant (subject to the last sentence of Section 5.1.4). Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1	Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3	Plan Construction.

(a)

Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)

Section 409A. It is intended that the provisions of the Plan comply with, or be exempt from, Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. If, at the time of a participant’s “separation from service” (within the meaning of Section 409A of the Code), (i) such participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation shall make a good faith determination that an amount payable pursuant to an award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Corporation shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the

Administrator, in its sole discretion, or as otherwise provided in any applicable award agreement between the Corporation and the relevant participant. Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Corporation reserves the right to make amendments to any award as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its affiliates shall have any obligation to indemnify or otherwise hold such participant harmless from any or all of such taxes or penalties.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14

Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

Exhibit B

NEKTAR THERAPEUTICS

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 10, 1994

APPROVED BY STOCKHOLDERS FEBRUARY 18, 1994

AMENDED AND RESTATED MAY 10, 2002

APPROVED BY STOCKHOLDERS JUNE 25, 2002

AMENDED AND RESTATED SEPTEMBER 15, 2009

AMENDED AND RESTATED MARCH 23, 2010

APPROVED BY STOCKHOLDERS JUNE 29, 2010

AMENDED AND RESTATED APRIL 11, 2014

APPROVED BY STOCKHOLDERS JUNE 25, 2014

AMENDED AND RESTATED MARCH 31, 2020

1.	PURPOSE.

(a)    The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)    The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

(a)    “Board” means the Board of Directors of the Company.

(b)    “Code” means the Internal Revenue Code of 1986, as amended.

(c)    “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d)    “Common Stock” means the common stock of the Company.

(e)    “Company” means Nektar Therapeutics, a Delaware corporation.

(f)    “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount through payroll deductions withheld during the Offering.

(g)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)     a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)     a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(h)    “Director” means a member of the Board.

(i)    “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(j)    “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(k)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day of the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(n)    “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(o)    “Offering Date” means a date selected by the Board for an Offering to commence.

(p)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(r)    “Plan” means this Nektar Therapeutics Amended and Restated Employee Stock Purchase Plan, as amended and restated March 31 , 2020.

(s)    “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(t)    “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(u)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(v)    “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(w)    “Securities Act” means the Securities Act of 1933, as amended.

(x)    “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a)    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)    The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)    To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)   To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)    To amend the Plan as provided in Section 15.

(v)     Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)    The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate three million five hundred thousand (3,500,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)     the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)    the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)    No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)    The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)     The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c)    Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d)    Purchase Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e)    Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	EXERCISE.

(a)    On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)    If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a)    A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b)    The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a)    If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)    In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c)    The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.

(a)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b)    The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D16672-P38611-Z76739 For Against Abstain For Against Abstain NEKTAR THERAPEUTICS ATTN: SECRETARY 455 MISSION BAY BOULEVARD SOUTH SAN FRANCISCO, CA 94158 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NEKTAR THERAPEUTICS 4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 5. To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote). 2. To approve an amendment of our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 10,000,000 shares. 3. To approve an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized under the plan by 1,000,000 shares. 1a. Karin Eastham 1b. Myriam J. Curet 1c. Howard W. Robin The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Please indicate if you plan to attend this meeting by live webcast. For address changes and/or comments, please check this box and write them on the back where indicated. Nominees: Yes No VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NKTR2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 910899-006 28Apr20 17:33 Page 1

D16673-P38611-Z76739 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com. Address Changes/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)NEKTAR THERAPEUTICS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2020 The undersigned hereby appoints Howard W. Robin and Mark A. Wilson, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Nektar Therapeutics which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Nektar Therapeutics to be held on Wednesday, June 17, 2020 at 2:00 p.m. Pacific Time by live webcast at www.virtualshareholdermeeting.com/NKTR2020 only (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions specified on the reverse side, with discretionary authority as to any and all matters that may properly come before the meeting. You hereby revoke all proxies previously given. Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5, as more specifically indicated in the Proxy Statement, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponeent thereof. If you vote by telephone or Internet, you do not need to mail back this Proxy. 910899-006 2Co8nAtipnure2d0 a 1nd7 t:o3 3be s ig n e d o n r ePveargsee s i2d e